Exhibit 1.1

8,000,000 Shares

CORPORATE OFFICE PROPERTIES TRUST

Common Shares of Beneficial Interest
UNDERWRITING AGREEMENT

October 30, 2017

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Dear Sirs:

1.                                      Introductory.  Corporate Office Properties Trust, a Maryland real estate investment trust (“Company”) and Wells Fargo Securities, LLC, in its capacity as agent for the Forward Purchaser (as defined below) (the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with the Forward Purchaser and Wells Fargo Securities, LLC (“Wells Fargo”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Wells Fargo and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) are acting as representatives (in such capacity, the “Representatives”), with respect to (a) subject to Section 9 hereof, the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 8,000,000 of the Company’s common shares of beneficial interest (such common shares, the “Common Shares” and such Common Shares to be sold by the Forward Seller, the “Borrowed Firm Securities”) and (b) the grant by the Forward Seller or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 3 hereof to purchase all or any portion of an additional 1,200,000 Common Shares (the “Optional Securities”), as set forth below.

Any Optional Securities sold to the Underwriters by the Forward Seller pursuant to Section 3 hereof upon exercise of the option described in Section 3 hereof are herein referred to as the “Borrowed Optional Securities,” and any Optional Securities sold to the Underwriters by the Company pursuant to Section 3 hereof upon exercise of such option are herein referred to as the “Company Optional Securities.”  The Borrowed Firm Securities and the Company Top-Up Firm Securities (as defined in Section 9(a) hereof) are herein referred to collectively as the “Firm Securities.”  The Company Top-Up Firm Securities, the Company Optional Securities and the Company Top-Up Optional Securities (as defined in Section 9(a) hereof) are herein referred to collectively as the “Company Securities.”  The Borrowed Firm Securities and the Borrowed Optional Securities are herein referred to collectively as the “Borrowed Securities.” The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

As used herein, “Forward Sale Agreement” means the letter agreement dated the date hereof between the Company and Wells Fargo Bank, National Association (the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as each such term is defined in the Forward Sale Agreement), of a number of Common Shares equal to the number of Borrowed Firm Securities sold by the Forward Seller pursuant to this Agreement, and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 3 hereof.

The Company, Corporate Office Properties, L.P., a Delaware limited partnership (“Operating Partnership”), and the Forward Seller hereby agree with the Underwriters, the Forward Purchaser and the Forward Seller or the Underwriters, as the case may be, as follows:

2.                                      A.                                    Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, the Underwriters, the Forward Purchaser and the Forward Seller that:

(a)                                 An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (“Act”) (No. 333-210714) relating to the Offered Securities being sold by the Company, including a base prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) under the Act and such registration statement (“registration statement”) became effective upon filing with the Commission.  For purposes of this Agreement, “Effective Time” means the date and time as of which the registration statement became effective upon filing with the Commission.  “Effective Date” with respect to the registration statement means the date of the Effective Time thereof.  The registration statement, as amended at its Effective Time, including all material incorporated by reference therein, pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the registration statement as of its Effective Time pursuant to Rule 430B (“Rule 430B”) under the Act, is hereinafter referred to as a “Registration Statement.”  The base prospectus, together with the final prospectus supplement setting forth the final terms of the offering, sale and plan of distribution of the Offered Securities, as filed with the Commission pursuant to and in accordance with Rule 430B and Rule 424(b) (“Rule 424(b)”) under the Act and as included in the Registration Statement, including all material incorporated by reference in such prospectus, are hereinafter referred to as the “Prospectus.”  The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended or supplemented pursuant to a preliminary prospectus supplement filed with the Commission pursuant to and in accordance with Rule 424(b) and Rule 430B from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.”  For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Offered Securities.  “Time of Sale Information” shall mean the Preliminary Prospectus together with the information listed in Schedule I hereto and the free writing prospectuses, if any, each identified in Schedule II hereto.  All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents included therein or deemed to be incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  The Company meets the requirements for the use of Form S-3 under the Act and the Registration Statement meets the requirements of, and complies in all material respects with, Rule 415(a)(1)(x) under the Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary

Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the rules and regulations of the Commission under the Act (the “Rules and Regulations”) to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b)                                 On the Effective Date of the Registration Statement, at the effective time of any amendment to the Registration Statement, and at the time the most recent Annual Report on Form 10-K was filed, and at each deemed effective date (the “deemed effective date”) with respect to the Underwriters pursuant to Rule 430(B)(f)(2) under the Act, the Registration Statement (and with respect to each deemed effective date, the part of the Registration Statement relating to the Offered Securities) complied and will comply, and at the Effective Time of any amendment to the Registration Statement filed after the date hereof will comply, as to form in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  At the time of filing of each of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) and at the First Closing Date (as hereinafter defined), each of the Preliminary Prospectus and the Prospectus will comply as to form, in all material respects, to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.  The Time of Sale Information does not, and will not at the time of sale of the Offered Securities and at the First Closing Date (as hereinafter defined), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information based upon written information furnished to the Company by the Underwriters, the Forward Purchaser or the Forward Seller specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.  Each Preliminary Prospectus, the Prospectus and Issuer Free Writing Prospectus delivered to the Underwriters, the Forward Purchaser or the Forward Seller for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)                                  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and the Rules and Regulations.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Common Shares or until any earlier date that the Company notified or notifies the Underwriters, the Forward Purchaser and the Forward Seller, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the

Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The Company has not made any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters, the Forward Purchaser and the Forward Seller.  The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Offered Securities will not be required to be filed pursuant to the Act.

(d)                                 (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405).  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Offered Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.  Any written communication that was an offer relating to the Offered Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

(e)                                  The Prospectus shall incorporate by reference the most recent Annual Report of the Company and the Operating Partnership on Form 10-K filed with the Commission, each Quarterly Report of the Company and the Operating Partnership on Form 10-Q and each Current Report of the Company and the Operating Partnership on Form 8-K filed with the Commission since the filing of the Annual Report.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Prospectus and the Time of Sale Information, at (a) the time the Registration Statement became effective, (b) the earlier of the time the Prospectus was first used and the date and time (the “Applicable Time”) of the first contract of sale of Offered Securities in this offering, and (c) the Closing Date (as hereinafter defined), did not and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Operating Partnership is not the

subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Offered Securities.

(g)                                  No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction.  No order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction.

(h)                                 The Company has been duly organized and is an existing real estate investment trust in good standing under the laws of the State of Maryland, with power and authority as a real estate investment trust to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on (i) the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole, (ii) the issuance or validity of the Offered Securities or (iii) the consummation of any of the transactions contemplated by this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement (collectively, the “Transaction Documents”) to be performed by the Company and/or the Subsidiaries, as applicable (individually or collectively, a “Material Adverse Effect”).

(i)                                     Each subsidiary of the Company is listed on Schedule III hereto (each, a “Subsidiary” and collectively the “Subsidiaries”) and has been duly organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information; and each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or other legal entity, as the case may be, in good standing in all other jurisdictions in which such Subsidiary’s ownership or lease of property or the conduct of such Subsidiary’s business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.  The issued and outstanding common and preferred units of limited partnership interest in the Operating Partnership (“Units”) and other equity interests, as the case may be, of each of the other Subsidiaries have been duly authorized and validly issued, are, with respect to corporate Subsidiaries, fully paid and nonassessable and, except as otherwise set forth in the Prospectus and the Time of Sale Information or reflected in the financial statements contained in, or incorporated by reference in, the Prospectus and the Time of Sale Information, are owned beneficially by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims, except for security interests, liens, encumbrances, equities or claims pursuant to the terms of a bona fide financing transaction.

(j)                                    Complete and correct copies of the declaration of trust and of the bylaws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the other Subsidiaries, as applicable, and all amendments thereto as have been requested by the Underwriters, the Forward Purchaser or the

Forward Seller or their respective counsels have been delivered to the Underwriters, the Forward Purchaser or the Forward Seller or their respective counsels, as applicable.  As of each Closing Date (as hereinafter defined), the partnership agreement of the Operating Partnership, as amended, will have been duly authorized, executed and delivered by the Company, as the general partner and as a limited partner and (assuming it has been duly authorized, executed and delivered by each of the other parties thereto, and is a legal, valid and binding agreement of each such other party) in full force and effect, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought and (iii) the provisions of the Delaware Revised Uniform Limited Partnership Act.

(k)                                 The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus and the Time of Sale Information.  All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  The Company Securities, if any, have been duly authorized and, when the Company Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as hereinafter defined), such Company Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information and such descriptions conform to the rights set forth in the instruments defining the same, and at the First Closing Date (as hereinafter defined) and each Optional Closing Date (as hereinafter defined), such description will be, complete and accurate in all material respects; the shareholders of the Company have no preemptive rights with respect to the Company Securities, if any; and, no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Time of Sale Information and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. The maximum number of Common Shares deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement or Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable, and the stockholders of the Company will have no preemptive rights with respect to such Common Shares.

(l)                                     Except for the Company Registration Rights Agreements (as defined below), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement or in any other registration statement filed by the Company under the Act.  Any notices required to be given under the Company Registration Rights Agreements were given and no person with rights thereunder, has exercised any such rights.  The “Company Registration Rights Agreements”

shall mean, the Amended and Restated Registration Rights Agreement, dated March 16, 1998, of Corporate Office Properties Trust for the benefit of Holders of the Partnership Units and Preferred Units of Corporate Office Properties, L.P. and Holders of Common Shares of Beneficial Interest of Corporate Office Properties Trust.

(m)                             Except as disclosed in the Time of Sale Information and the Prospectus or as provided in this Agreement, or not disclosed because not material, the Company and its Subsidiaries do not have outstanding, and at the First Closing Date and each Optional Closing Date will not have outstanding (A) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any shares of beneficial interest of the Company or other equity interests of any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such shares of beneficial interest or equity interests or any such convertible or exchangeable securities or obligations (except for options issued subsequent to December 31, 2003 under the Company’s established stock option plans), or (C) obligations of the Company or any such Subsidiary to issue any shares of beneficial interest or equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.  The form of share certificates to be used to evidence the Common Shares will be in due and proper form and will comply, in all material respects, with all applicable legal requirements.  Other than shares of beneficial interest of the Company issuable (i) upon exercise of share options pursuant to the Company’s stock-based plans for its employees and trustees, (ii) upon the redemption of Units, (iii) upon the exchange of notes issued by the Operating Partnership or (iv) pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, no shares of beneficial interest of the Company are reserved for any purpose, except as disclosed in the Prospectus and the Time of Sale Information.

(n)                                 The execution, delivery and performance of each of the Transaction Documents by the Company and the Operating Partnership, as applicable, the issuance, offering and sale of the Company Securities, if any, to the Underwriters by the Company pursuant to this Agreement, the issuance, sale and delivery of any Common Shares to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, the compliance by the Company and the Operating Partnership with the other provisions of the Transaction Documents and the consummation of the other transactions herein and therein contemplated to be performed by the Company and the Operating Partnership do not (i) require any material governmental license, permit, consent, approval, authorization or other order of, registration, filing or qualification with, any court or governmental body or agency (except such as have been obtained or may be required under the Act and the 1934 Act, securities, blue sky or real estate syndication laws of the various states, the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the requirements of the New York Stock Exchange, Inc. (“NYSE”)), (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether with or without the giving of notice or passage of time or both, would constitute a default under any of the foregoing), or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter, declaration of trust, bylaws, partnership agreement or other organizational document of the Company or any of the Subsidiaries or in the performance or observance of any obligation, covenant, agreement or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound or, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order, statute, administrative regulation or decree of any court or any governmental body or agency (foreign or domestic) having jurisdiction over the Company, any of the Subsidiaries or their respective property, in each case (other than with respect to breaches or violations of the terms of the charter, declaration of trust, bylaws, partnership agreement or other organizational document of the Company or any of the Subsidiaries) except for requirements, liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

(o)                                 Each of the Company and the Operating Partnership has full trust or partnership power, as the case may be, to enter into the Transaction Documents to which it is a party, and to carry out all of the terms and provisions hereof and thereof to be carried out by them.  Each Transaction Document has been duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership, as applicable, and constitutes a valid and binding agreement of each of the Company and the Operating Partnership, as the case may be, and assuming due authorization, execution and delivery by the Underwriters, the Forward Seller and/or the Forward Purchaser, as the case may be, is enforceable against the Company and the Operating Partnership, as applicable, in accordance with the terms hereof and thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(p)                                 When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, the Company and each of its Subsidiaries will have good and marketable title in fee simple to all items of real property and valid title to all personal property and assets owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as where the failure to have such title would not result in a Material Adverse Effect or materially and adversely affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary (except in each case liens securing indebtedness of the Company or its Subsidiaries as reflected in its financial statements included in the Prospectus, the Registration Statement and the Time of Sale Information or mortgage indebtedness incurred by the Company or its Subsidiaries in the ordinary course of its business), and any real property and buildings held under lease by the Company or any such Subsidiary will be held under valid, subsisting and enforceable leases, except where the invalidity, non-subsistence or non-enforceability would not result in a Material Adverse Effect or materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary, in each case except as described in or contemplated by the Prospectus and the Time of Sale Information.  To the knowledge of the Company and the Operating Partnership, except as disclosed in the Prospectus and the Time of Sale Information:  (i) no lessee of any portion of the properties is in material default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the properties except such proceedings or actions that would not have a Material Adverse Effect.

(q)                                 The Company and its Subsidiaries possess adequate certificates, authorities, consents, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, have complied, in all material respects, with the laws, regulations and orders known by them to be applicable to them or their respective businesses and properties and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, consents, authorizations or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r)                                    No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company is threatened or imminent that might have a Material Adverse Effect.

(s)                                   The Company and its Subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names, licenses, and other rights to inventions, know-how, patents, copyrights, confidential or proprietary information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t)                                    Except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) to the knowledge of the Company, after due inquiry, neither the Company nor any of the Subsidiaries has violated (i) any Environmental Law (as hereinafter defined) (and the Company and the Subsidiaries are in compliance with all requirements of applicable permits, licenses, approvals or other Authorizations issued pursuant to Environmental Laws) or (ii) any provisions of the Employee Retirement Income Security Act of 1974, as amended; (B) to the knowledge of the Company, after due inquiry, none of the Company or the Subsidiaries has caused or suffered to occur any Release (as hereinafter defined) of any Hazardous Substance (as hereinafter defined) into the Environment (as hereinafter defined) on, in, under or from any property, and no condition exists on, in, under or adjacent to any property that would reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as hereinafter defined), under any Environmental Law; (C) none of the Company or the Subsidiaries has received any written notice of a material claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any property; (D) none of the Company or any of the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as hereinafter defined) claiming, any material violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any property; and (E) no property now or heretofore owned or leased by the Company or any of the Subsidiaries is included or, to the knowledge of the Company and the Subsidiaries, after due inquiry, proposed for inclusion on, and no property operated by the Company or any of the Subsidiaries, to the knowledge of the Company and the Subsidiaries, is included or proposed for inclusion on, the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System

database maintained by the EPA, and none of the Company and the Subsidiaries has actual knowledge that any property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and the Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

(u)                                 To the knowledge of the Company none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of them nor any of their trustees, directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, trustee, director, officer or employee.

(v)                                 Except as disclosed in the Prospectus and the Time of Sale Information, after due inquiry, there are no pending actions, suits or proceedings against or, to the knowledge of the Company, affecting the Company, any of its Subsidiaries or any of their respective properties or any of their respective officers or trustees that, if determined adversely to the Company or any of its Subsidiaries or any of their respective officers or trustees, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities and/or are required to be described in the Registration Statement or Prospectus; and, to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated, in each case, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or assets; and no contract, statute, regulation or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

(w)                               The consolidated financial statements and schedules and notes thereto of the Company and its consolidated Subsidiaries included in the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the requirements of the Act and the 1934 Act, as applicable, and Item 301 of Regulation S-K promulgated by the Commission and fairly present the financial position of the Company and its consolidated Subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified.  Such financial statements, schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Financial Data” in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.  No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Act to be included in the Registration Statement, the Prospectus or the Time of Sale Information.  All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the Prospectus and the Time of Sale Information comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(x)                                 PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Prospectus and the Time of Sale Information, is an independent registered public accounting firm as required by the Act and the 1934 Act.

(y)                                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information and prior to the First Closing Date, (i) neither the Company nor any of its Subsidiaries has sustained any material casualty loss, condemnations or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (ii) there has not been any material adverse change, or any development or event that would be reasonably likely to result in a material adverse change, in the condition (financial or otherwise), management, business, properties, prospects, net worth, or results of operations of the Company or any of its Subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus and the Time of Sale Information and (iii) except as disclosed in or contemplated by the Prospectus and the Time of Sale Information or otherwise consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(z)                                  The Company is not and the Operating Partnership is not, and, after giving effect to (i) the offering and sale of the Company Securities, if any, in the offering contemplated by this Agreement, and the application of the proceeds thereof and (ii) the issuance, sale and delivery of Common Shares upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement and the application of the proceeds thereof, if any, upon such settlement, in each case, as described in the Prospectus and the Time of Sale Information, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aa)                          The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Offered Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(bb)                          The Company has not distributed and, prior to the later of (i) the First Closing Date (as hereinafter defined) and (ii) the completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement or any amendment thereto, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Act and the Rules and Regulations.

(cc)                            Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as described in the Prospectus and the Time of Sale Information, (1) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business; (2) the Company has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest except in the ordinary course of business consistent with past practices; and (3) there has not been any material change in the capitalization, equity, short-term debt or long-term debt of the Company and its consolidated Subsidiaries, except in each case as described in or contemplated by the Prospectus and the Time of Sale Information.

(dd)                          The Company and each of its Subsidiaries are insured by property, title, casualty and liability insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in Material Adverse Effect, except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks and except as described in or contemplated by the Prospectus and the Time of Sale Information.

(ee)                            No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the equity interest in such Subsidiary held by the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus and the Time of Sale Information or pursuant to the terms of its outstanding securities or a bona fide financing transaction.

(ff)                              The Company and each of its Subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus and the Time of Sale Information or which would not result in a Material Adverse Effect.

(gg)                            Commencing with the Company’s taxable year ended December 31, 1992, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT.  All statements in the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(hh)                          Except for the shares of capital stock or other equity interests of each of the Subsidiaries owned by the Company and such Subsidiaries, neither the Company nor any such Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus and the Time of Sale Information.

(ii)                                  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets, financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)                                Neither the Company nor any of the Subsidiaries is (i) in breach or violation of its respective declaration of trust, charter, bylaws, partnership agreement or other organizational document, as the case may be, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound (and there is no event which, whether with or without the giving of notice, or passage of time or both, would constitute a default under any of foregoing), where such default would have a Material Adverse Effect, or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, government body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, where such violation would have a Material Adverse Effect.

(kk)                          Since January 1, 1998, the Company has timely filed all documents required to be filed by it under the 1934 Act.

(ll)                                  No relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the trustees, directors, officers, stockholders, members, partners, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Act or the rules of the FINRA to be described in the Registration Statement, the Time of Sale Information and the Prospectus which is not so described.

(mm)                  There are no contracts, agreements, letters of intent, understandings or any other documents relating to the pending acquisition of any real property by the Company or the Operating Partnership that are required to be disclosed in the Prospectus and that are not so disclosed.

(nn)                          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and, as of the end of the Company’s most recent fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting that is reasonably likely to have a material effect on the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; except as described in the Registration Statement, the Time of Sale Information and the Prospectus, since the first day of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the Time of Sale Information and the Prospectus, there has been (i) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (ii) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting; and since the end of the Company’s most recently completed fiscal quarter, there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)                          There are no material business relationships or related party transactions involving the Company or any Subsidiary or any other person that are required by the Act or the rules of the FINRA to be described in the Time of Sale Information or the Prospectus and that are not so described in the Time of Sale Information or the Prospectus.

(pp)                          The Company and, to the knowledge of the Company, all of the Company’s trustees or officers, in their capacities as such, are in compliance with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(qq)                          The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr)                                Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds from the sale of the Company Securities, if any, in the offering contemplated by this Agreement, or the proceeds, if any, due upon settlement of the Forward Sale Agreement or any Additional Forward Sale Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)                              The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(tt)                                Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against any of them or any Underwriter, the Forward Seller or the Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(uu)                          Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any trustee, officer, or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(vv)                          The interactive data in eXtensible Business Reporting Language included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which are incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ww)                      No nationally recognized statistical rating organization has (i) imposed (or has informed the Company or the Operating Partnership that it is considering imposing) any condition (financial or otherwise) on the Company’s and the Operating Partnership’s retaining any rating assigned to the Company or the Operating Partnership for the securities of either or (ii) indicated to the Company or the Operating Partnership that it is considering (a) downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of a possible change in, any rating so assigned or (b) any adverse change in the outlook for any rating of the Company or the Operating Partnership or any securities of either.

(xx)                          Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information.

(yy)                          None of this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement will result in a violation by any Underwriter, the Forward Seller or the Forward Purchaser of the Aggregate Share Ownership Limit or the Common Share Ownership Limit (each as defined in the Company’s Amended and Restated Declaration of Trust) on account of the Common Shares transferred pursuant to this Agreement or the Common Shares underlying, or transferred pursuant to, the Forward Sale Agreement or any Additional Forward Sale Agreement (including, for this purpose, Common Shares borrowed by the Forward Seller in connection with the Forward Sale Agreement or any Additional Forward Sale Agreement).

Any certificate signed by any officer or authorized representative of the Company or any Subsidiary and delivered to the Underwriters, the Forward Seller or the Forward Purchaser in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company or any Subsidiary, as to matters covered thereby, to the Underwriters, the Forward Seller or the Forward Purchaser, as the case may be.

B.                                    Representations and Warranties of the Forward Seller.  The Forward Seller severally represents and warrants to, and agrees with, the Underwriters that:

(a)                                 This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at each Closing Date, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Securities or the Borrowed Optional Securities, as the case may be, to the extent that it is required to transfer such Borrowed Securities hereunder.

(b)                                 The Forward Sale Agreement and each Additional Forward Sale Agreement (if any), as applicable, has been duly and validly authorized, executed and delivered by the Forward Purchaser and constitutes a valid and binding agreement of the Forward Purchaser, and assuming due authorization, execution and delivery by the Company, is enforceable against the Forward Purchaser in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(c)                                  The Forward Seller will, at each Closing Date, have the free and unqualified right to transfer any Borrowed Firm Securities or Borrowed Optional Securities, as the case may be, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Securities purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3.                                      Purchase, Sale and Delivery of Offered Securities.

(a)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Forward Seller (with respect to the Borrowed Firm Securities) and the Company (with respect to any Company Top-Up Firm Securities), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Firm Securities) and the Company (with respect to any Company Top-Up Firm Securities) the respective number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto (or such number increased as set forth in Section 8 hereof) at a price per share (the “Purchase Price”) of $29.76.

(b)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters shall have the option to purchase pursuant to clause (i) or clause (ii) below, as applicable, severally and not jointly, the Optional Securities at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities (the “Option Purchase Price”). The Underwriters may exercise such option by written notice from the Underwriters given to the Company from time to time (but on not more than two separate occasions) not more than 30 days subsequent to the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day (as defined below)).  Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the date and time when the Optional Securities are to be delivered and paid for (each, an “Optional Closing Date”), which may be the First Closing Date but shall not be earlier than the First Closing Date nor later than five (5) full business days after written notice of election to purchase such Optional Securities is given (unless such time and date are postponed in accordance with Section 8 or Section 9 hereof). The Underwriters shall not be under any obligation to purchase any of the Optional Securities prior to the exercise of such option.  Such Optional Securities shall be purchased for the account of the Underwriters and may be purchased by the Underwriters only for the purpose of covering sales by the Underwriters which exceed the total number of Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company. Following delivery of an exercise notice:

(i)                                     The Company may, in its sole discretion, within one business day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form attached hereto as Exhibit B between the Company and the Forward Purchaser (an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement Net Share Settlement (as each such term is defined in such Additional Forward Sale Agreement), of a number of Common Shares equal to the aggregate number of Optional Securities being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option.  Upon the Company’s execution and delivery to the Forward Seller of such Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, and subject to the conditions stated herein, each of the Forward Seller and the Company (with respect to any Company Top-Up Optional Securities), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Optional Securities at the Option Purchase Price.

(ii)                                  If the Company does not timely execute and deliver the Additional Forward Sale Agreement pursuant to clause (i) above, then on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Optional Securities with respect to which the option is being exercised at the Option Purchase Price.

On each Optional Closing Date, if any, each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company or the Forward Seller, as applicable, at the Option Purchase Price, the number of Optional Securities that bears the same ratio to the aggregate number of Optional Securities being purchased on such Optional Closing Date as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 8 hereof) bears to the aggregate number of Firm Securities being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Offered Securities as the Representatives in their sole discretion shall make.

(c)                                  If all of the conditions to effectiveness set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the First Closing Date, the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Firm Securities.  In addition, in the event that (i) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Firm Securities or (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the First Closing Date the aggregate number of Common Shares that the Forward Seller is able to so borrow at or below such cost.

(d)                                 If the Company has entered into an Additional Forward Sale Agreement with the Forward Purchaser pursuant to Section 3(b)(i) hereof, and (i) any of the representations and warranties of the Company contained in Section 2.A hereof or any certificate delivered pursuant hereto are not true and correct in all material respects as of the relevant Optional Closing Date, (ii) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the relevant Optional Closing Date, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the relevant Optional Closing Date, or (iv) all of the conditions to effectiveness set forth in Section 3 of the relevant Additional Forward Sale Agreement are not satisfied on or prior to the relevant Optional Closing Date (clauses (i) through (iv), together, the “Additional Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Optional Closing Date the Borrowed Optional Securities.  In addition, in the event that (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Optional Securities or (B) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so, then, in each case, the Forward

Seller shall only be required to deliver for sale to the Underwriters on the relevant Optional Closing Date the aggregate number of Common Shares that the Forward Seller is able to so borrow at or below such cost.

(e)                                  If (i) the Forward Seller elects, pursuant to Section 3(c) hereof, not to borrow and deliver for sale to the Underwriters on the First Closing Date the total number of Borrowed Firm Securities, or (ii) the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 3(b)(i) hereof and the Forward Seller elects, pursuant to Section 3(d) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Optional Closing Date the total number of Borrowed Optional Securities for such Optional Closing Date, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 P.M., New York City time, on the first business day prior to the First Closing Date or such Optional Closing Date, as the case may be.

(f)                                   The Forward Seller (with respect to the Borrowed Firm Securities) and/or the Company (with respect to any Company Top-Up Firm Securities) will deliver the Firm Securities, with transfer taxes thereon duly paid, to the Underwriters in book entry form through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Forward Seller (with respect to the Borrowed Firm Securities) specified by the Forward Seller and/or to an account of the Company (with respect to any Company Top-Up Firm Securities) at Wells Fargo Bank, N. A. in Baltimore, Maryland, as the case may be, in connection with the closing of such transactions, at the office of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, at 11:00 A.M., New York time, on November 2, 2017 (unless such time and date are postponed in accordance with Section 8 or Section 9 hereof), or at such other time not later than seven full business days thereafter as the Underwriters, the Forward Seller and the Company determine, such time being herein referred to as the “First Closing Date” (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”).  For purposes of Rule 15c6-1 under the 1934 Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  As used herein, “business day” means a day on which the NYSE is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(g)                                  The Forward Seller (with respect to any Borrowed Optional Securities) and/or the Company (with respect to any Company Optional Securities and/or any Company Top-Up Optional Securities) will deliver the Optional Securities being purchased, with transfer taxes thereon duly paid, to the Underwriters in book entry form through the facilities of the DTC on each Optional Closing Date for the account of the Underwriters against payment of the purchase price in federal (same day) funds by wire transfer to an account of the Forward Seller (with respect to any Borrowed Optional Securities) and/or to an account of the Company (with respect to any Company Optional Securities and/or any Company Top-Up Optional Securities), as the case may be, in each case at the above specified office, in connection with the closing of the transactions.

4.                                      Offering by Underwriters.  It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.                                      Certain Agreements of the Company and the Operating Partnership.  The Company and the Operating Partnership agree with the Underwriters, the Forward Purchaser and the Forward Seller that:

(a)                                 The Company will file the final Prospectus with the Commission pursuant to and in accordance with subparagraph (5) of Rule 424(b) as soon as practicable after the date of this Agreement.  The Company will advise the Underwriters, the Forward Purchaser and the Forward Seller promptly of any such filing pursuant to Rule 424(b).  The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 of the Act.

(b)                                 The Company will advise the Underwriters, the Forward Purchaser and the Forward Seller promptly of any proposal to amend or supplement the Registration Statement as filed or the related Preliminary Prospectus or Prospectus and will not effect such amendment or supplementation without the Underwriters’, the Forward Purchaser’s and the Forward Seller’s consent, which shall not be unreasonably withheld.  The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Underwriters, the Forward Purchaser or the Forward Seller or counsel for the foregoing, any amendments to the Registration Statement or amendments or supplements to the Preliminary Prospectus or Prospectus that may be necessary or advisable in connection with the distribution of the Offered Securities by the Underwriters, the Forward Purchaser or the Forward Seller, and will use its best efforts to cause any such amendment to the Registration Statement to be declared or become effective by the Commission as promptly as possible.  The Company will also advise the Underwriters, the Forward Purchaser and the Forward Seller promptly of the effectiveness of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Preliminary Prospectus or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)                                  The Company will advise the Underwriters, the Forward Purchaser and the Forward Seller, promptly after receiving notice or obtaining knowledge thereof and, if requested by the Underwriters, the Forward Purchaser or the Forward Seller, agrees to confirm such advice in writing, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Registration Statement filed under Rule 462(e) under the Act or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose, (iv) the effectiveness of any amendment to the Registration Statement, the transmittal to the Commission for filing of any Prospectus or other supplement or amendment thereto to be filed pursuant to the Act, any request made by the Commission for amending the Registration Statement, for amending or supplementing any preliminary prospectus or the Prospectus or for additional information or (v) the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement, Preliminary Prospectus,  Prospectus or Time of Sale Information untrue or which requires any additions to or changes in the foregoing in order to make the statements therein not misleading.  The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal or lifting thereof as promptly as possible.

(d)                                 At any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by the Underwriters, the Forward Purchaser, the Forward Seller or dealers, the Company (i) will comply with all requirements imposed upon it by the Act and the 1934 Act to the extent necessary to permit the continuance of sales of or dealings in the Offered Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, (ii) will not file with the Commission the Preliminary Prospectus or the Prospectus, any amendment or supplement thereto or any amendment to the Registration Statement of which the Underwriters, the Forward Purchaser or the Forward Seller shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriters, the Forward Purchaser and the Forward Seller shall not have given their consent, which shall not be unreasonably withheld, and (iii) if any event occurs as a result of which the Preliminary Prospectus, Prospectus or Time of Sale Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or Prospectus to comply with the Act, will promptly notify the Underwriters, the Forward Purchaser and the Forward Seller of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriters’, the Forward Purchaser’s or the Forward Seller’s consent to, nor the Underwriters’, the Forward Purchaser’s or the Forward Seller’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(e)                                  As soon as practicable, but not later than the Availability Date (as hereinafter defined), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act.  For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f)                                   The Company will furnish, without charge, to the Underwriters, the Forward Purchaser and the Forward Seller copies of each of the Preliminary Prospectus and the Prospectus included in the Registration Statement, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by the Underwriters, the Forward Purchaser, the Forward Seller or dealers, the Prospectus and all amendments and supplements to such documents (in each case including exhibits thereto), in each case in such quantities as the Underwriters, the Forward Purchaser and the Forward Seller request.  Unless otherwise agreed to by the Company and the Underwriters, the Forward Purchaser and the Forward Seller, the Preliminary Prospectus and the Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the Effective Time of the Registration Statement.  All other documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters, the Forward Purchaser and the Forward Seller all such documents.

(g)                                  The Company will arrange for the registration or qualification of the Offered Securities for offering and sale under the applicable state securities or blue sky laws and real estate syndication laws of such jurisdictions as the Underwriters, the Forward Purchaser or the Forward Seller designate and will continue such registration or qualifications in effect for as long as may be necessary to complete the distribution of the Offered Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

(h)                                 During the period of five years hereafter, upon request of the Underwriters, the Forward Purchaser or the Forward Seller, the Company will furnish to the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters, the Forward Purchaser and the Forward Seller (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriters, the Forward Purchaser or the Forward Seller may reasonably request.

(i)                                     The Company will pay all costs, fees, taxes and expenses incident to the performance of its obligations under the Transaction Documents, whether or not the transactions contemplated herein or therein are consummated or any Transaction Document is terminated, including all costs, fees, taxes and expenses incident to (i) the printing, filing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Offered Securities and any amendment thereto, the Preliminary Prospectus, the Prospectus, any Time of Sale Information and any amendment or supplement thereto, any Transaction Document and any blue sky memoranda, (ii) all arrangements relating to the mailing and delivery to the Underwriters, the Forward Purchaser and the Forward Seller of copies of the foregoing documents, (iii) the fees, expenses and disbursements of the counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation, printing, issuance and delivery to the Underwriters, the Forward Purchaser and the Forward Seller of any certificates evidencing any Company Securities issued and delivered in the offering contemplated by this Agreement, or any Common Shares issued and delivered pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, including transfer agent’s and registrar’s fees, (v) the registration or qualification of the Offered Securities under state securities and blue sky laws and the real estate syndication laws of the several states, including filing fees and fees and disbursements of counsel for the Underwriters, the Forward Purchaser and the Forward Seller relating thereto, (vi) the filing fees and disbursement of counsel for the Underwriters, the Forward Purchaser and the Forward Seller solely in connection with the review and clearance of the offering of the Offered Securities by the FINRA relating to the Offered Securities, (vii) the listing of any Company Securities issuable in the offering contemplated by this Agreement, and any Common Shares issuable pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreement on the NYSE, (viii) meetings with prospective investors in the Offered Securities (other than shall have been specifically approved by the Underwriters, the Forward Purchaser or the Forward Seller to be paid for by the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be), (ix) advertising approved by the Company relating to the offering of the Offered Securities (other than shall have been specifically approved by the Underwriters, the Forward Purchaser or the Forward Seller to be paid for by the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be) and (x) any transfer taxes imposed on the sale by the Company of any Company Securities to the Underwriters in the offering contemplated by this Agreement, or any Common Shares issued and delivered pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement.  If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or the Operating Partnership to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Underwriters, the Forward Purchaser or the Forward Seller, the Company and the Operating Partnership will reimburse the Underwriters, the Forward Purchaser and the Forward Seller upon demand for all out-of-pocket expenses that are the responsibility of the Company pursuant to this Section 5(i) and that shall have been incurred by them in connection with the Transaction Documents and the transactions contemplated thereby, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.  The Company and the Operating Partnership shall not in any event be liable to the Underwriters, the Forward Purchaser or the Forward Seller for the loss of anticipated profits from the transactions covered by the Transaction Documents.

(j)                                    The Company and/or the Operating Partnership will apply the net proceeds from the sale of the Company Securities, if any, in the offering contemplated by this Agreement, and the net proceeds due upon settlement of the Forward Sale Agreement and any Additional Forward Sale Agreement, if any, in each case, as set forth under “Use of Proceeds” in the Prospectus and the Time of Sale Information.

(k)                                 The Company will not, at any time, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Offered Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(l)                                     If at any time during the period prior to the last Optional Closing Date (or the latest date for any such Optional Closing Date), any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the opinion of the Underwriters, the Forward Purchaser or the Forward Seller, the market price of the Offered Securities has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from the Underwriters, the Forward Purchaser or the Forward Seller advising the Company to the effect set forth above, forthwith prepare, consult with the Underwriters, the Forward Purchaser and the Forward Seller concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller, responding to or commenting on such rumor, publication or event.

(m)                             The Company shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1)(i) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(n)                                 The Company will use its best efforts to cause the authorization for listing on the NYSE, upon issuance by the Company, prior to the First Closing Date, of (i) the Company Securities to be issued and sold by the Company hereunder, if any, and (ii) the maximum number of Common Shares issuable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement or Net Share Settlement or as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise, and to maintain the listing of such Common Shares on the NYSE for a period of two years after the First Closing Date or the Maturity Date (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable), as the case may be, and thereafter unless the Company’s Board of Trustees determines that it is no longer in the best interests of the Company.

(o)                                 During the period beginning on and including the date of this Agreement and continuing through and including the 30th day after the date of this Agreement, the Company and the Operating Partnership will not offer, sell, contract to sell, pledge or otherwise issue or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or the Operating Partnership, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with the meaning of Section 16 of the 1934 Act and the rules and regulations of the Commission promulgated thereunder with respect to any Common Shares or any capital shares of the Company which are substantially similar to Common Shares or any securities convertible into or exercisable, exchangeable or redeemable for Common Shares or any capital shares of the Company which are substantially similar to Common Shares, without the prior written consent of the Underwriters; provided, however, that the foregoing restrictions shall not prohibit the sale of the Company Securities to the Underwriters pursuant to this Agreement, if any, or the issuance and delivery of any Common Shares pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, and shall not prohibit the Company from (A) issuing Common Shares pursuant to (x) the dividend reinvestment component of the Company’s dividend reinvestment plan as in effect on the date of this Agreement, (y) any of the Company’s employee or trustee benefit plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of this Agreement or (z) the exercise of contractual rights existing on the date of this Agreement by current and former holders of partnership or other interests in Corporate Office Properties, L.P. which may require or permit (in lieu of a payment in cash) the issuance of Common Shares by the Company, and (B) issuing any securities (the “Acquisition Securities”) convertible into or exercisable, exchangeable or redeemable for Common Shares as consideration for the acquisition of real property, provided, that the Acquisition Securities are not convertible, exercisable, exchangeable or redeemable for or into Common Shares prior to the day following the 30th day after the date of this Agreement, and provided, further, that the Company shall not release, modify or waive the restriction set forth in this clause (B) with respect to the Acquisition Securities without the prior written consent of the Underwriters.

(p)                                 During the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the Act or the 1934 Act in connection with sales of the Offered Securities, the Company will file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act.

(q)                                 The Company will use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code unless the Company’s Board of Trustees determines that it is no longer in the best interests of the Company to be so qualified.

(r)                                    Each certificate signed by any officer or authorized representative of the Company or any Subsidiary and delivered to the Underwriters, the Forward Purchaser or the Forward Seller or counsel for the foregoing shall be deemed to be a representation and warranty by the Company or any Subsidiary to the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be, as to the matters covered thereby.

(s)                                   The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(t)                                    The Company will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Underwriters, the Forward Purchaser and the Forward Seller.

6.                                      Conditions of the Obligations of the Underwriters and the Forward Seller.  The obligations of the Underwriters to purchase and pay for the Firm Securities under this Agreement, and the obligations of the Forward Seller to deliver and sell the Borrowed Firm Securities to the Underwriters under this Agreement, in each case, shall be subject, in the Underwriters’ or the Forward Seller’s (as applicable) sole discretion, to the satisfaction of each of the following conditions:

(a)                                 All the representations and warranties of the Company and the Operating Partnership contained in this Agreement and all written statements of officers of the Company and Operating Partnership made pursuant to this Agreement shall be true and correct on the First Closing Date with the same force and effect as if made on and as of the First Closing Date.

(b)                                 The Registration Statement has become effective under the Act; the Issuer Free Writing Prospectus, if any, the Prospectus and any amendment or supplement thereto, as the case may be, shall have been filed with the Commission pursuant to Rule 424(b) (in the case of the Issuer Free Writing Prospectus, to the extent required under Rule 433 of the Act) within the applicable time period prescribed for such filing by such Rule; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company, after due inquiry, shall be contemplated by the Commission.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company, after due inquiry, shall be contemplated by the state securities authority of any jurisdiction.

(c)                                  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of the Underwriters, the Forward Purchaser or the Forward Seller, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company and the Operating Partnership by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company and the Operating Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or the Operating Partnership has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriters, the Forward Purchaser or the Forward Seller, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or in Europe; (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriters, the Forward Purchaser or the Forward Seller, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; or (viii) any suspension of trading of any securities of the Company and the Operating Partnership on any exchange or in the over-the-counter market.

(d)                                 The Underwriters, the Forward Purchaser and the Forward Seller shall have received an opinion (satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller and their respective counsels), dated the First Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company, to the effect that:

(i)                                     The Operating Partnership is validly existing as a limited partnership, in good standing under the laws of Delaware, and the Company, each of the Subsidiaries are duly qualified to transact business as foreign corporations, limited partnerships, real estate investment trusts or limited liability companies, as the case may be, and are in good standing under the laws of the respective jurisdictions identified on Schedule III hereto where the ownership or leasing of their respective properties or the conduct of their respective businesses in each case as described in the Prospectus requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

(ii)                                  The Operating Partnership has the partnership authority or power to own, operate or lease its properties and other assets and conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus, and the Operating Partnership has partnership power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

(iii)                               No holders of outstanding shares of beneficial interest of the Company are entitled, to such counsel’s knowledge, to any preemptive or other rights to subscribe for any of the Offered Securities;

(iv)                              The statements set forth under the heading “Description of Shares” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Certificate of Limited Partnership of the Operating Partnership, have been reviewed by such counsel and are correct in all material respects and provide a fair summary of such provisions; and the statements set forth under the heading “Additional Federal Income Tax Matters,” “Federal Income Tax Matters” and “Description of Shares” in the Prospectus, insofar as such statements constitute statements of law (except that with regard to the statements set forth under the heading “Additional Federal Income Tax Matters” and “Federal Income Tax Matters,” only to the extent that such statements constitute statements of Federal income tax law), descriptions of statutes, rules or regulations, or summaries of the legal matters or proposed legislation referred to therein, have been reviewed by such counsel, are correct in all material respects and provide a fair summary of such provisions;

(v)                                 The execution and delivery of this Agreement has been duly authorized by all necessary action of the Operating Partnership and this Agreement has been duly executed and delivered by the Operating Partnership;

(vi)                              To such counsel’s knowledge, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Time of Sale Information or the Prospectus and are not described therein, and, to the extent described therein, the descriptions thereof are accurate in all material respects and, to the knowledge of such counsel, no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and to such counsel’s knowledge, no contract, statute, regulation or other document is required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as an exhibit thereto and the description of any such contracts, statements, regulations or other documents are accurate in all material respects;

(vii)                           To such counsel’s knowledge, the issuance, offering and sale of the Company Securities, if any, to the Underwriters by the Company pursuant to this Agreement, the issuance, sale and delivery of any Common Shares pursuant to the Forward Sale Agreement, the execution, delivery and performance of, and compliance with, each Transaction Document by the Company and the Operating Partnership, as applicable, and the consummation by the Company and the Operating Partnership of the other transactions herein and therein contemplated do not and will not (A) require the consent, approval, authorization, registration, order, filing or qualification of or with any court, regulatory body, administrative agency or other governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws or real estate syndication laws of the various states in connection with the purchase and distribution of the Offered Securities by the Underwriters, the Forward Purchaser and the Forward Seller or as may be required under the Act or other securities laws or bylaws and rules of the FINRA, or the listing requirements of the NYSE or such as have been received prior to the date of the opinion, (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (whether with or without the giving of notice or passage of time, or both), (x) the partnership agreement of the Operating Partnership, or (y) any document (as in effect on the date of such opinion) listed on Schedule IV hereto (it being understood that such counsel may assume compliance with the financial covenants contained in any such document), (C) violate or conflict with any applicable law, rule or administrative regulation of the United States, the State of New York or the General Corporation Law or Revised Uniform Limited Partnership Act of the State of Delaware, or (D) violate any order or administrative or court decree of which such counsel is aware, except in each case (other than for Section 6(d)(vii)(B)(x) above) for requirements, conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect;

(viii)                        The Registration Statement is effective under the Act; the Issuer Free Writing Prospectus, if any, the Preliminary Prospectus and the Prospectus has been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act (or in the case of the Issuer Free Writing Prospectus, to the extent required under Rule 433 under the Act); and, based solely on the oral advisement of a member of the Commission’s staff, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, are threatened or contemplated by the Commission;

(ix)                              The documents filed pursuant to the 1934 Act and incorporated by reference in the Preliminary Prospectus, the Prospectus and the Time of Sale Information (other than the financial statements, schedules, notes, other financial and accounting data, or statistical data derived from such financial statements, schedules, notes or other financial and accounting data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the 1934 Act and the Rules and Regulations;

(x)                                 The Registration Statement, at the time it became effective, and the part of the Registration Statement relating to the Offered Securities, at the deemed effective date, the Prospectus and each amendment and supplement thereto, as of its date and the date hereof, and each Issuer Free Writing Prospectus, on the date of first use (in each case including, but only as of their respective filing dates with the Commission, the documents incorporated by reference therein but not including the financial statements, schedules, notes, other financial and accounting data, or statistical data derived from such financial statements, schedules, notes, or other financial and accounting data contained therein, as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations;

(xi)                              The Company and the Subsidiaries are not and, after giving effect to (A) the offering and sale of the Company Securities, if any, in the offering contemplated by this Agreement, and the application of the proceeds thereof and (B) the issuance, sale and delivery of Common Shares upon settlement of the Forward Sale Agreement and the application of the proceeds thereof, if any, upon such settlement, in each case, as described in the Preliminary Prospectus, the Prospectus and the Time of Sale Information, will not be required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended;

(xii)                           To such counsel’s knowledge, there are no contracts or agreements between the Company and any person, other than those that have been complied with, granting such person the right to require the Company to include securities of the Company held by such person with the Offered Securities registered pursuant to the Registration Statement;

(xiii)                        Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and

(xiv)                       Assuming the due authorization, execution and delivery of the Forward Sale Agreement, the Forward Sale Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

In addition, Morgan, Lewis & Bockius LLP shall opine that the Company qualified to be taxed as a REIT pursuant to Sections 856 through 860 of the Code for its taxable years commencing on and after January 1, 1992 and ended December 31, 2016, and that the Company’s current and proposed method of operation as described in the Prospectus and as represented by the Company will enable the Company to continue to satisfy the requirements for qualification and taxation as a REIT for its current and subsequent taxable years.  Also, if the NYSE has approved and authorized, as of the Closing Date, the listing of the Company Securities, if any, issuable in the offering contemplated by this Agreement, and the Common Shares issuable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, Morgan, Lewis & Bockius LLP shall confirm that such Company Securities and Common Shares have been duly authorized for listing, subject to official notice of issuance, on the NYSE.

Further, Morgan, Lewis & Bockius LLP shall state that they have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the Underwriters and their counsel, and representatives of the independent public accountants of the Company, at which conferences the contents of the Registration Statement, Time of Sale Information and the Prospectus were discussed.  Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus (except as and to the extent set forth in paragraph (iv) or (xiii) of such counsel’s opinion delivered to the Underwriters pursuant to Section 6(d) of this Agreement), on the basis of the foregoing and the information disclosed to such counsel, but without independent check and verification, and relying as to facts on representations and statements of officers and other representatives of the Company, such counsel confirms to you that no fact has come to the attention of such counsel that has led them to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule 430B(f)(2) promulgated under the Act, of the part of the Registration Statement relating to the Offered Securities for purposes of the liability of the Underwriters under Section 11 of the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, considered as a whole at the Applicable Time, together with information relating to the number of shares being offered, the pricing information and other information in the Prospectus affected by the number of shares and pricing information, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (it being understood that such counsel does not express any belief with respect to (a) the financial statements, schedules, notes, other financial and accounting data, or statistical data derived therefrom, contained in the Registration Statement, the Time of Sale Information or the Prospectus; or (b) to any statement in a document incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus, to the extent that, pursuant to Rule 412 promulgated under the Act, such statement is deemed modified or superseded in the

Registration Statement, the Preliminary Prospectus Supplement or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided).

In giving its opinion, such counsel shall expressly limit such opinion to matters of Federal, Pennsylvania and New York law and the Revised Uniform Limited Partnership Act of the State of Delaware and the General Corporation Law of the State of Delaware and may rely without independent verification (A) as to all matters of fact, upon certificates and statements of officers, trustees, directors, partners and employees of and accountants for the Company and the Subsidiaries and (B) as to the good standing and qualification of the Company and the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions.  Counsel need express no opinion (i) as to enforceability or (ii) with respect to the requirements of, or compliance with, any state securities or blue sky or real estate syndication laws.

For the purposes of the opinions presented in this Section 6(d), the term “Subsidiaries” shall include only those subsidiaries that are listed on Schedule V hereto.  References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

(e)                                  The Underwriters, the Forward Purchaser and the Forward Seller shall have received an opinion (satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller and their respective counsels), dated the First Closing Date, of Saul Ewing Arnstein & Lehr LLP, special Maryland law counsel to the Company, to the effect that:

(i)                                     The Company and each of the Subsidiaries are duly formed and validly existing as corporations, real estate investment trusts or limited liability companies, as the case may be, in good standing under the laws of the State of Maryland;

(ii)                                  The Company and each of the Subsidiaries have trust, corporate or limited liability company authority or power, whichever is appropriate, to own, operate or lease their respective properties and other assets and conduct the respective businesses as now conducted or proposed to be conducted, in each case, as described in the Registration Statement and the Prospectus, and the Company has trust power to enter into, execute and perform its obligations under this Agreement;

(iii)                               The Company has an authorized capitalization consisting of 175,000,000 shares of beneficial interest as set forth in the Prospectus; the Company Securities, if any, to be issued and sold by the Company hereunder have been duly authorized for issuance and sale to the Underwriters by the Company pursuant to this Agreement by all necessary trust action and, when issued and delivered against payment of the consideration in accordance with the terms of this Agreement and the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable, and the issuance of any such Company Securities is not subject to any preemptive or other similar rights arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland or the Company’s declaration of trust or bylaws, as amended to date; the maximum number of Common Shares deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement or Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise, have been duly authorized and reserved for issuance and sale to the Forward Purchaser by the Company pursuant to this Agreement by all necessary trust action and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, will be validly issued, fully paid and nonassessable, and the issuance of any such Common Shares is not subject to any preemptive or other similar rights arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland or the Company’s declaration of trust or bylaws, as amended to date; the authorized shares of beneficial interest of the Company and the Offered Securities conform as to all legal matters in all material respects to all statements and descriptions contained in the Prospectus; the form of share certificate evidencing the Common Shares complies in all material respects with applicable legal requirements under Maryland law;

(iv)                              The statements in the Prospectus under the caption “Description of Shares,” as such statements are modified, amended or superseded by the statements and the documents incorporated by reference into the Prospectus by virtue of the statements contained under the caption “Where You Can Find More Information, “ insofar as such statements constitute matters of law, summaries of legal matters, provisions of the declaration of trust or bylaws of the Company, as amended to date, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly and accurately present and summarize, in all material respects, the matters referred to therein;

(v)                                 The execution, delivery and performance of each Transaction Document has been duly authorized by all necessary trust action of the Company, and each Transaction Document has been duly executed and delivered by the Company;

(vi)                              To such counsel’s knowledge, the issuance, offering and sale of the Company Securities, if any, to the Underwriters by the Company pursuant to this Agreement, the issuance, sale and delivery of any Common Shares pursuant to the Forward Sale Agreement, the execution, delivery and performance of, and compliance with, each Transaction Document by the Company, and the consummation by the Company of the other transactions herein and therein contemplated do not and will not (A) require the consent, approval, authorization, or other action by, or filing with, any governmental authority of the State of Maryland, except such as have been obtained and as may be required under state securities or blue sky laws or real estate syndication laws, (B) conflict with, violate, result in a breach or violation of any of the terms and provisions of, or constitute a default under (whether with or without the giving of notice or the passage of time, or both), the declaration of trust or bylaws, as amended, of the Company, the charter or bylaws of each Subsidiary that is a corporation or the operating agreement of each Subsidiary that is a limited liability company, (C) violate or conflict with any provision of Title 8 of the Corporations and Associations Article of the Annotated Code of the State of Maryland, or (D) conflict with, violate or result in the breach of any judgment, order, writ or decree of any court or governmental authority binding on the Company which is of specific application to the Company of which such counsel is aware, except in each case (other than for Section 6(e)(vi)(B) above) for requirements, conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect;

(vii)                           To such counsel’s knowledge, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and the descriptions thereof, if any, are accurate in all material respects and, to such counsel’s knowledge, no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and

(viii)                        To such counsel’s knowledge and based solely on a Secretary’s Certificate, neither the Company nor any of the Subsidiaries is in violation of the declaration of trust, bylaws or its respective organizational documents, as the case may be, and, to such counsel’s knowledge and based solely on the Secretary’s Certificate, neither the Company nor any of the Subsidiaries is in default of the performance or observance of (and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of the foregoing), any obligation, agreement, covenant or condition contained in any document (as in effect on the date hereof) listed on Schedule IV of this Agreement to which the Company or any of such Subsidiaries or their respective property is bound (it being understood that such counsel may assume compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

In giving its opinion, such counsel may rely without independent verification (A) as to all matters of fact, upon certificates and statements of officers, trustees, directors, partners and employees of and accountants for the Company and the Subsidiaries and (B) as to the good standing and qualification of the Company and the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions.  Counsel need express no opinion (i) as to enforceability or (ii) with respect to the requirements of, or compliance with, any state securities or blue sky or real estate syndication laws.

For the purposes of the opinions presented in this Section 6(e), the term “Subsidiaries” shall include only those subsidiaries that are listed on Schedule VI hereto.  References to the Registration Statement and the Prospectus in this paragraph (e) shall include any amendment or supplement thereto at the date of such opinion.

(f)                                   The Underwriters, the Forward Purchaser and the Forward Seller shall have received on the First Closing Date an opinion, dated the First Closing Date, of Clifford Chance US LLP, counsel for the Underwriters, as to the matters referred to in clauses (v) and (x) of Section 6(d) and matters referred to in clauses (iv) (with respect to “Description of Shares” only) and (v) of Section 6(e) and in addition, Clifford Chance US LLP shall make statements similar to those contained in the second and third paragraphs following Section 6(d)(xiv) hereto (with respect to Federal, New York, Delaware and Maryland laws only) and shall be entitled to rely on those persons described in the third paragraph following Section 6(d)(xiv) and the first paragraph following Section 6(e)(viii) described therein.

(g)                                  The Underwriters shall have received, on each of the date hereof and the First Closing Date, a letter dated the date hereof or the First Closing Date, as the case may be, in form and substance satisfactory to the Underwriters (and their counsel), from PricewaterhouseCoopers LLP, independent public accountants, confirming that they are independent public accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder and with respect to the financial and other statistical and numerical information contained in the Registration Statement and containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

At the First Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the First Closing Date which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the First Closing Date as the case may be.

References to the Registration Statement and the Prospectus in this paragraph (i) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(h)                                 The Company and the Subsidiaries shall not have failed on or prior to the First Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the First Closing Date.

(i)                                     The Underwriters, the Forward Purchaser and the Forward Seller shall have received a certificate, dated the First Closing Date, of Stephen E. Budorick and Anthony Mifsud, solely in their capacities as Chief Executive Officer and Chief Financial Officer of the Company to the effect that:

(i)                                     All the representations and warranties of the Company in this Agreement shall be true and correct, on the First Closing Date with the same force and effect as if made on and as of the First Closing Date.  The Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date.

(ii)                                  The Registration Statement has become effective under the Act; the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 424(b) (in the case of the Issuer Free Writing Prospectus, to the extent required under Rule 433) within the applicable time period prescribed for such filing by such Rule and prior to the time the Prospectus was distributed to the Underwriters, the Forward Purchaser and the Forward Seller; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Preliminary Prospectus, the Prospectus or the Time of Sale Information or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending before, or threatened or, to the best of the Company’s knowledge, after due inquiry, are contemplated by the Commission; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending before, or threatened or, to the best of the Company’s knowledge, after due inquiry, are contemplated by the state securities authority of any jurisdiction; and

(iii)                               Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Time of Sale Information, other than as set forth in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and prior to the First Closing Date, except for changes of a general nature applicable to all real estate investment trusts investing in commercial office properties, (i) there has not occurred any material adverse change or, to the best knowledge of such persons, any development involving a prospective material adverse change in the condition, financial or otherwise, or the results of operations, business, prospects, management or operations of the Company and the Subsidiaries, taken as a whole, (ii) there has been no casualty loss or condemnation or other adverse event with respect to any of the properties which would be material to the Company and the Subsidiaries, taken as a whole, (iii) there has not been any material adverse change or any development involving a prospective material adverse change in the capitalization, long-term or short-term debt or in the shares of beneficial interest or equity of the Company or any of the Subsidiaries, (iv) except as described in the Preliminary Prospectus, the Prospectus or the Time of Sale Information, neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, which would be material, nor have they entered into any transactions, other than pursuant to the Transaction Documents and the transactions referred to herein or as contemplated in the Preliminary Prospectus, the Prospectus and the Time of Sale Information, which would be material, to the Company and its Subsidiaries taken as a whole, and (v) except for regular quarterly distributions on the Offered Securities and other securities issued by the Company, the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its shares of beneficial interest except in the ordinary course of business consistent with such practice.

(j)                                    On or before the First Closing Date, the Underwriters, the Forward Purchaser and the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller shall have received such further certificates, letters, documents, opinions or other information as they may have reasonably requested from the Company for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the transactions as contemplated by the Transaction Documents shall be reasonably satisfactory in form and substance to the Underwriters, the Forward Purchaser and the Forward Seller and counsel for the Underwriters, the Forward Purchaser and the Forward Seller.

(k)                                 The Company Securities, if any, to be issued and sold by the Company hereunder on the First Closing Date, and the maximum number of Common Shares deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement or Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise, in each case, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(l)                                     At the Closing Date, the Underwriters shall have received a letter agreement from certain of the trustees and executive officers of the Company, as listed on Schedule VII hereto, substantially in the form attached hereto as Exhibit A.

The obligation of the Underwriters to purchase and pay for any Optional Securities under this Agreement, and the obligations of the Forward Seller to deliver and sell the Borrowed Optional Securities to the Underwriters under this Agreement, in each case, shall be subject, in the Underwriters’ or the Forward Seller’s (as applicable) sole discretion, to each of the foregoing conditions to purchase the Firm Securities (except that all references to the Firm Securities, the First Closing Date and the Forward Sale Agreement shall be deemed to refer to such Optional Securities, the related Optional Closing Date and any related Additional Forward Sale Agreement, respectively), including, without limitation:

(a)                                 A certificate, dated such Optional Closing Date, of the Chief Executive Officer, President or a Vice President and the chief financial or chief accounting officers of the Company confirming that the certificates delivered at the First Closing Date pursuant to Section 6 hereof remain true and correct in all material respects as of such Optional Closing Date.

(b)                                 An opinion of Morgan, Lewis & Bockius LLP in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller and their respective counsels, dated such Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(c)                                  An opinion of Saul Ewing Arnstein & Lehr LLP in form and substance satisfactory to the Underwriters, the Forward Purchaser and the Forward Seller and their respective counsels, dated such Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof.

(d)                                 An opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof.

(e)                                  A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters and their counsel and dated such Optional Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof, dated not more than five (5) days prior to such Optional Closing Date.

7.                                      Indemnification and Contribution.  (a) The Company and the Operating Partnership will jointly and severally indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, each of their respective affiliates, partners, directors and officers and each person, if any, who controls such Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriters, the Forward Purchaser or the Forward Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Offered Securities, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters, the Forward Purchaser and the Forward Seller for any legal or other expenses reasonably incurred by the Underwriters, the Forward Purchaser or the Forward Seller in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to any Underwriter, the Forward Purchaser or the Forward Seller to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Offered Securities or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter, Forward Purchaser or Forward Seller for use therein, it being understood and agreed that the only such information furnished by the Underwriters, the Forward Purchaser and the Forward Seller consists of the information described as such in subsection (b) below by the Underwriters, the Forward Purchaser and the Forward Seller expressly for use in the Preliminary Prospectus, the Prospectus or the Time of Sale Information, as amended or supplemented relating to such Offered Securities.

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and its trustees and officers, the Forward Purchaser, the Forward Seller and each of the directors and officers of the Forward Purchaser and the Forward Seller, and each person, if any who controls the Company, the Forward Purchaser or the Forward Seller within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company, the Forward Purchaser or the Forward Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Offered Securities, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Offered Securities or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and will reimburse the Company, the Forward Purchaser and the Forward Seller for any legal or other expenses reasonably incurred by the Company, the Forward Purchaser and the Forward Seller in connection with investigating or defending any such action or claim as to which the Company, the Forward Purchaser or the Forward Seller shall be entitled to indemnification under this subsection (b) as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the Preliminary Prospectus, the Prospectus or the Time of Sale Information furnished by the Underwriters:  the information in the first paragraph and in the first two sentences of the second paragraph under the caption “Underwriting (Conflicts of Interest) — Price Stabilization and Short Positions.”

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent such omission so to notify the indemnifying party materially prejudices the indemnifying party.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromises or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of the Offered Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters and the Forward Seller shall be deemed to be in the same relative proportions as the total net proceeds from such offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement assuming Physical Settlement (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of the Forward Sale Agreement and any Additional Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be)), the total underwriting discounts and commissions received by the Underwriters, and the aggregate Spread (as defined in the Forward Sale Agreement and any Additional Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate offering price of the Offered Securities plus such Spread (net of such costs).  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Underwriters and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  The obligations of the Company and the Operating Partnership under this Section 7 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and, with respect to each Underwriter, shall extend, upon the same terms and conditions, to each person, if any, who controls such Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement, trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

8.                                      Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder, and the number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Offered Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Offered Securities set forth opposite its name in Schedule I hereto bears to the total number of Offered Securities set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Offered Security that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the total number of Offered Securities with respect to which such default occurs is more than one-tenth of the total number of Offered Securities and arrangements satisfactory to you and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus and any Free Writing Prospectus or any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

9.                                      Issuance and Sale by the Company.

(a)                                 In the event that (i) all the conditions to effectiveness set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the First Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 3(b)(i), all the Additional Conditions are not satisfied on any Optional Closing Date, as the case may be, and the Forward Seller elects, pursuant to Section 3(c) or Section 3(d) hereof, as the case may be, not to deliver the Borrowed Firm Securities or the Borrowed Optional Securities deliverable by the Forward Seller, as applicable, (ii) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of the Borrowed Firm Securities or Borrowed Optional Securities, as applicable or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of Common Shares equal to the number of Borrowed Firm Securities or Borrowed Optional Securities, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Representatives shall have the right to postpone the Closing Date or the relevant Optional Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements.  The Common Shares sold by the Company to the Underwriters pursuant to this Section 9(a) in lieu of Borrowed Firm Securities are referred to herein as the “Company Top-Up Firm Securities,” and the Common Shares sold by the Company to the Underwriters pursuant to this Section 9(a) in lieu of Borrowed Optional Securities are referred to herein as the “Company Top-Up Optional Securities.”

(b)                                 Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Securities that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the conditions to effectiveness set forth in Section 3 of the Forward Sale Agreement are not satisfied on or prior to the Closing Date, in the case of Borrowed Firm Securities, or all of the Additional Conditions are not satisfied on or prior to the relevant Optional Closing Date, in the case of Borrowed Optional Securities, and the Forward Seller elects, pursuant to Section 3(c) or Section 3(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Firm Securities or the Borrowed Optional Securities, as applicable, (ii) the Forward Seller is unable to borrow and deliver for sale under this Agreement on the Closing Date or any Optional Closing Date, as the case may be, a number of Common Shares equal to the number of the Borrowed Firm Securities or Borrowed Optional Securities, as applicable or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 75 basis points per annum to do so.

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters and the Forward Seller set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company, the Forward Purchaser, the Forward Seller or any of their respective representatives, officers or trustees or any controlling person, and will survive delivery of and payment for the Offered Securities.  If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters, the Forward Purchaser and the Forward Seller for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Offered Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

11.                               Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Wells Fargo Securities, LLC, 375

Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Facsimile: (646) 855-3073, with a  copy to Attention: ECM Legal, Facsimile: (212) 230-8730, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, NY, 10019, Facsimile (212) 878-8375, Attention: Larry P. Medvinsky, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Corporate Office Properties Trust, 6711 Columbia Gateway Drive, Suite 300, Columbia, MD 21046, Facsimile (443) 285-7652, Attention:  David Finch, with a copy to Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, PA 19103-2921, Facsimile (215) 963-5001, Attention:  Justin W. Chairman, or, if sent to the Forward Purchaser or the Forward Seller, will be mailed, delivered or telegraphed and confirmed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, Facsimile (212) 214-5918), with a copy to CorporateDerivativeNotifications@wellsfargo.com; provided, however, that any notice to the Underwriters pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to the Underwriters.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and trustees and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 the Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters, the Forward Purchaser or the Forward Seller has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters, the Forward Purchaser or the Forward Seller has advised or is advising the Company on other matters;

(b)                                 the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  it has been advised that the Underwriters, the Forward Purchaser and the Forward Seller and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters, the Forward Purchaser and the Forward Seller have any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter, the Forward Purchaser or the Forward Seller for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters, the Forward Purchaser and the Forward Seller shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                               Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

16.                               Trial by Jury.  The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Underwriters, the Forward Purchaser and the Forward Seller hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Boro ugh of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Underwriters, the Forward Purchaser and the Forward Seller in accordance with its terms.

Very truly yours,

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Budorick
Name: Stephen E. Budorick
Title: President and Chief Executive Officer

CORPORATE OFFICE PROPERTIES, L.P.

By:	CORPORATE OFFICE PROPERTIES TRUST,
its sole general partner

By:	/s/ Stephen E. Budorick
Name: Stephen E. Budorick
Title: President and Chief Executive Officer

WELLS FARGO SECURITIES, LLC,
as the Forward Seller

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Acting on behalf of themselves and as representatives
of the several underwriters listed on Schedule I hereto

WELLS FARGO SECURITIES, LLC

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Matthew Warren
Name: Matthew Warren
Title: Managing Director

WELLS FARGO BANK, NATIONAL
ASSOCIATION

Acting in its capacity as Forward Purchaser,
solely as the recipient and/or beneficiary of certain
representations, warranties, covenants and
indemnities set forth in this Agreement

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Securities
Wells Fargo Securities, LLC	2,240,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,240,000
J.P. Morgan Securities LLC	1,120,000
Barclays Capital Inc.	600,000
Citigroup Global Markets Inc.	600,000
BTIG, LLC	300,000
Capital One Securities, Inc.	300,000
KeyBanc Capital Markets Inc.	300,000
PNC Capital Markets LLC	300,000
Total	8,000,000

Public Offering Price Per Share:	$31.00

SCHEDULE II

FREE WRITING PROSPECTUS

None

SCHEDULE III

SUBSIDIARIES

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Corporate Office Properties Trust	Maryland	PA

Business Trusts

W&M Business Trust	Maryland
2500 Riva Trust	Maryland
8027 Corporate Drive Business Trust	Maryland
COPT Babcock Business Trust	Maryland	CO
Campbell Boulevard Trust	Maryland
Campbell Corporate Center I-2 Business Trust	Maryland
Corporate Place I Business Trust	Maryland
Corporate Place III Business Trust	Maryland
Corporate Place IV Business Trust	Maryland
McLean Ridge I Business Trust	Maryland
McLean Ridge II Business Trust	Maryland
McLean Ridge III Business Trust	Maryland
McLean Ridge IV Business Trust	Maryland
Nottingham Ridge II Business Trust	Maryland
Nottingham Ridge III Business Trust	Maryland
Nottingham Ridge No. 20 Business Trust	Maryland
Nottingham Ridge No. 30 Business Trust	Maryland
Philadelphia Road Business Trust	Maryland
Tyler Ridge I Business Trust	Maryland
Tyler Ridge II Business Trust	Maryland
Tyler Ridge II A Business Trust	Maryland
Blue Bell Investment Company, L.P.	Delaware	PA
Colgatedrive Associates, L.P.	Pennsylvania	MD
Corporate Center I Limited Partnership	Maryland
Corporate Office Properties, L.P.	Delaware	MD, NJ, PA & VA, AL & DC
COPT 8000 Potranco, L.P.	Texas

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

COPT 8030 Potranco, L.P.	Texas
COPT 8100 Potranco, L.P.	Texas
COPT Pennlyn, L.P.	PA
COPT San Antonio , L.P.	Texas
COPT San Antonio II, L.P.	Texas
COPT SA Technology Center, L.P.	Texas
COPT Westpointe 3A, L.P.	Texas
COPT Westpointe 4, L.P.	Texas
Tyler Ridge Limited Partnership	Maryland

Corporations

Corporate Office Management, Inc.	Maryland	DE, VA, PA
Corporate Office Properties Holdings, Inc.	Delaware	PA
COPT Acquisitions, Inc.	Delaware	PA, MD, VA, DC, AL, TX
Nottingham Ridge Holding Corp.	Maryland
Nottingham Commons I Holding Corp.	Maryland
Nottingham Commons II Holding Corp.	Maryland
Airport Square, LLC	Maryland
Airport Square II, LLC
Airport Square IV, LLC	Maryland
Airport Square V, LLC	Maryland
Airport Square XI, LLC	Maryland
Airport Square XIII, LLC	Maryland
Airport Square XXII, LLC	Maryland
Airport Square Holdings I, LLC	Delaware	Maryland
Airport Square Holdings VI and VII, LLC	Delaware	Maryland
Airport Square Partners, LLC	Maryland
Airport Square Storms, LLC	Maryland
AP#5 Lot A, LLC	Maryland
AP#5 Lot B, LLC	Maryland
AP#5 Lot C, LLC	Maryland
Arundel Preserve #5, LLC	Maryland
Canton Crossing Retail, LLC	Maryland

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Clarks Hundred, LLC	Maryland
Clarks Hundred II, LLC	Maryland
Colorado Land Acquisition, LLC	Colorado
Columbia Equity Finance, LLC	Maryland
Columbia Gateway S-28, L.L.C.	Maryland
COMI Investments, LLC	Maryland
Commons Office Research, LLC	Maryland
Commons Office 6-B, LLC	Maryland
COPT Aberdeen, LLC	Maryland
COPT AP 9, LLC	Maryland
COPT Arundel Preserve, LLC	Maryland
COPT Baltimore County I, LLC	Maryland
COPT Baltimore County II, LLC	Maryland
COPT Bridge Street Office, LLC	Alabama
COPT Brock Bridge, LLC	Maryland
COPT CC 1600, LLC	Maryland
COPT CC Bulkhead, LLC	Maryland
COPT CCW I, LLC	Maryland
COPT CCW II, LLC	Maryland
COPT CCW III, LLC	Maryland
COPT CC D1, LLC	Maryland
COPT CC Holding, LLC	Maryland
COPT CC Parking, LLC	Maryland
COPT CC Tower, LLC	Maryland
COPT Colgate General, LLC	Delaware	Maryland
COPT Connect, LLC	Virginia
COPT Cresterra Master, LLC	Colorado
COPT Dahlgren, LLC	Virginia
COPT Dahlgren I, LLC	Virginia
COPT Dahlgren II, LLC	Virginia
COPT Dahlgren IV, LLC	Virginia
COPT Dahlgren Land, LLC	Virginia
COPT Data Management, LLC	Maryland

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

COPT DC Innovation, LLC	Virginia
COPT DC Partner, LLC	Virginia
COPT DC-6, LLC	Delaware	Virginia
COPT DC-15, LLC	Virginia
COPT DC-19, LLC (fka COPT DC-18, LLC)	Virginia
COPT DC-21, LLC	Virginia
COPT Development & Construction Services, LLC	Maryland	PA, VA, TX, AL, DC
COPT Fairview, LLC	Virginia
COPT Frederick, LLC	Maryland
COPT Gate 63, LLC	Maryland
COPT Gate 6700-6708-6724, LLC	Maryland
COPT Gateway Commerce, LLC	Delaware	Maryland
COPT General, LLC	Maryland
COPT Greens I, LLC	Virginia
COPT Greens II, LLC	Virginia
COPT Greens III, LLC	Virginia
COPT Harbour’s Edge, LLC	Maryland
COPT Huntsville, LLC	Maryland
COPT Interquest, LLC	Colorado
COPT-Kirk AP#5, LLC	Maryland
COPT Maritime I & II, LLC	Delaware	DC
COPT McLearen, LLC	Virginia
COPT Metro Place II, LLC	Virginia
COPT Newport D, LLC	Colorado
COPT Northgate A, LLC	Maryland
COPT Northgate B, LLC	Maryland
COPT Northgate C, LLC	Maryland
COPT Northgate D, LLC	Maryland
COPT Northgate H, LLC	Maryland
COPT Northgate I, LLC	Maryland
COPT Powerhouse, LLC	Maryland
COPT Park Meadow, LLC	Virginia
COPT Parkstone, LLC	Virginia

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

COPT Patriot Park at Galley, LLC	Colorado
COPT Pres Investment, LLC	Maryland
COPT Property Management Services, LLC	Maryland	DC, VA, DE, PA,TX, AL
COPT Renovation, LLC	Maryland
COPT Richmond I, LLC	Virginia
COPT Ridgeview I, LLC	Virginia
COPT Ridgeview II & III, LLC	Virginia
COPT Riverwood, LLC	Maryland
COPT San Antonio General, LLC	Texas
COPT Southwest VA, LLC	Virginia
COPT Stevens Place, LLC	Delaware
COPT Sunrise, LLC	Virginia
COPT Stonecroft, LLC	Virginia
COPT T-11, LLC	Maryland
COPT Virtru, LLC	Maryland
COPT Waterview III, LLC	Virginia
Cornucopia Holdings, LLC	Maryland
Cornucopia Holdings II, LLC	Maryland
Corporate Center I, LLC	Maryland
Corporate Development Services, LLC	Maryland	VA
Corporate Gatespring, LLC	Maryland
Corporate Gatespring II, LLC	Maryland
Corporate Office Services, LLC	Maryland
Corporate Paragon, LLC	Maryland
Corporate Place B Equity Affiliates, LLC	Maryland
Corporate Property, LLC	Maryland
DC-8-9-10, LLC (fka COPT DC-8, LLC)	Virginia
DC-8-9-10 DE, LLC	Delaware	Virginia
DC-11, LLC (fka COPT DC-11, LLC)	Virginia
DC-11 DE, LLC	Delaware	Virginia
DC-12-14, LLC (fka COPT DC-12, LLC)	Virginia
DC-12-14 DE, LLC	Delaware	Virginia

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Delaware Airport III, LLC	Delaware	Maryland
Delaware Airport VIII, LLC	Delaware	Maryland
Delaware Airport IX, LLC	Delaware	Maryland
Enterprise Campus Developer, LLC	Maryland
Fifth Exploration, L.L.C.	Maryland
Fourth Exploration, L.L.C.	Maryland
Gateway Crossing 95, LLC	Maryland
Gateway 44, LLC	Maryland
Gateway 67, LLC	Maryland
Gateway 70, LLC	Maryland
Gateway 70 Holdings, LLC	Maryland
GI-COPT DC Partnership LLC (JV entity)	Delaware
Great Mills I, L.L.C.	Delaware
Great Mills II, L.L.C.	Delaware
Great Mills III, L.L.C.	Delaware
Great Mills IV, L.L.C.	Delaware	Maryland
Great Mills V, L.L.C.	Delaware	Maryland
Honeyland 108, LLC	Maryland
Huntsville Holdings, LLC	Maryland
Jolly COPT I, LLC	Maryland
Jolly COPT II, LLC	Maryland
LW Redstone Company, LLC (JV)	Delaware	AL
Maritime Holdings, LLC	Maryland
M Square Associates, LLC (JV)	Maryland
M Square NOAA, LLC	Maryland
M Square Park, LLC	Maryland
M Square 5825, LLC (JV)	Maryland
M Square 5850, LLC (JV)	Maryland
M Square 5801, LLC (JV)	Maryland
MOR Forbes, LLC	Maryland
NBP One, LLC	Maryland
NBP Huff & Puff, LLC	Maryland
NBP Lot 3-A, LLC	Maryland

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

NBP Retail, LLC	Maryland
NBP 131, LLC	Maryland
NBP 132, LLC	Maryland
NBP 133, LLC	Maryland
NBP 134, LLC	Maryland
NBP 135, LLC	Maryland
NBP 140, LLC	Maryland
NBP 141, LLC	Maryland
NBP 191, LLC	Maryland
NBP 201, LLC	Maryland
NBP 211, LLC	Maryland
NBP 220, LLC	Maryland
NBP 221, LLC	Maryland
NBP 300, LLC	Maryland
NBP 300 Restaurant, LLC (entity to be JV partner)	Maryland
NBP 302, LLC	Maryland
NBP 304, LLC	Maryland
NBP 306, LLC	Maryland
NBP 308, LLC	Maryland
NBP 310, LLC	Maryland
NBP 312, LLC	Maryland
NBP 314, LLC	Maryland
NBP 316, LLC	Maryland
NBP 318, LLC	Maryland
NBP 320, LLC	Maryland
NBP 322, LLC	Maryland
NBP 324, LLC	Maryland
NBP 410, LLC	Maryland
NBP 420, LLC	Maryland
NBP 430, LLC	Maryland
NBP 520, LLC	Maryland
NBP 540, LLC	Maryland
One Sellner Road, LLC	Maryland

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

Park Circle Equities, LLC	Maryland
Patriot Park, L.L.C.	Colorado
Patriot Ridge I, LLC	Virginia
Patriot Ridge II, LLC	Virginia
Patriot Ridge Commons, LLC	Virginia
Patriot Ridge Holdings, LLC	Virginia
Patriot Ridge 7770, LLC	Virginia
Pecan Court L.L.C.	Maryland
Powerloft Holdings, LLC	Delaware
Red Cedar Building, LLC	Maryland
Redstone Gateway 1000, LLC (JV)	Delaware	AL
Redstone Gateway 1100, LLC (JV)	Delaware	AL
Redstone Gateway 1200, LLC (JV)	Delaware	AL
Redstone Gateway 2100, LLC (JV)	Delaware	AL
Redstone Gateway 4000, LLC (JV)	Delaware	AL
Redstone Gateway 4100, LLC (JV)	Delaware	AL
Redstone Gateway 6500, LLC (JV)	Delaware	AL
Redstone Gateway 7100, LLC (JV)	Delaware	AL
Redstone Gateway 7200, LLC (JV)	Delaware	AL
RG 2100 Restaurant, LLC (entity to be JV partner)	Maryland	AL
RIVA Trustee, LLC	Maryland
Riverwood Business Center Equity Affiliates, LLC	Maryland
Stevens Investors, LLC (JV entity)	Delaware
Stevens School Holdings, LLC (JV entity)	Delaware	DC
Third Exploration L.L.C.	Maryland
Towerview I, LLC (fka Towerview, LLC)	Virginia
TRC Pinnacle Towers, L.L.C.	Virginia
30 Charm City, LLC	Maryland
30 LS Borrower, LLC	Maryland
67 Financing LLC	Maryland
100 Charm City, LLC	Maryland
100 LS Borrower, LLC	Maryland
250 Charm City, LLC	Maryland

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

320 Sentinel, LLC	Maryland
1460 Dorsey Road, LLC	Maryland
1550 Nursery, LLC	Maryland
2100 L Holdings, LLC (JV entity)	Delaware	DC
2691 Technology, LLC	Maryland
2701 Technology, LLC	Maryland
2711 Technology, LLC	Maryland
2720 Technology, LLC	Maryland
2730 Hercules, LLC	Maryland
5825 URC Borrower, LLC	Maryland
5850 URC Borrower, LLC	Maryland
6700 Alexander Bell, LLC	Maryland
6711 Gateway, LLC	Maryland
6711 Gateway Funding, LLC	Maryland
6721 Gateway, LLC	Maryland
6721 CGD, LLC	Maryland
6731 Gateway, LLC	Maryland
6741 Gateway, LLC	Maryland
6940 CGD,LLC	Maryland
6950 CG, LLC	Maryland
7000 CG, LLC	Maryland
7000 Honeys, LLC	Maryland
7005 Columbia Gateway, LLC	Maryland
7015 Albert Einstein Drive, L.L.C.	Maryland
7130 Columbia Gateway, LLC	Maryland
7150-70 Riverwood, LLC	Maryland
7200 Riverwood, LLC	Maryland
7205 Riverwood, LLC	Maryland
7240 Parkway Drive Enterprises, LLC	Maryland
7318 Parkway Drive Enterprises, LLC	Maryland
7320 Parkway Drive Enterprises, LLC	Maryland
7320 PD, LLC	Maryland
7740 Milestone, LLC	Maryland

Name	Jurisdiction of Incorporation/Formation	Foreign Qualification

7760 Milestone Parkway, LLC	Maryland
7780 Milestone Parkway, LLC	Maryland
7874 Milestone Parkway, LLC	Maryland
7876 Milestone Parkway, LLC	Maryland
7878 Milestone Parkway, LLC	Maryland
7880 Milestone Parkway, LLC	Maryland
8621 RFD, LLC	Maryland
8661 RFD, LLC	Maryland
45310 Abell House, LLC	Maryland

SCHEDULE IV

MATERIAL DOCUMENTS

Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 7, 1999 (filed with the Company’s Annual Report on Form 10-K on March 16, 2000).

First Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 21, 1999 (filed with the Company’s Annual Report on Form 10-K on March 16, 2000).

Second Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated December 21, 1999 (filed with the Company’s Post Effective Amendment No. 2 to Form S-3, dated November 1, 2000 (Registration Statement No. 333-71807)).

Third Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated September 29, 2000 (filed with the Company’s Post Effective Amendment No. 2 to Form S-3, dated November 1, 2000 (Registration Statement No. 333-71807)).

Fourth Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated November 27, 2000 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Fifth Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated January 25, 2001 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Sixth Amendment to Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated April 3, 2001 (filed with the Company’s Current Report on Form 8-K, dated April 4, 2001).

Seventh Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated August 30, 2001 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Eighth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated September 14, 2001 (filed with the Company’s Amended Current Report on Form 8-K dated September 14, 2001).

Ninth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated October 6, 2001 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Tenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated December 29, 2001 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Eleventh Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated December 15, 2002 (filed with the Company’s Annual Report on Form 10-K on March 27, 2003).

Twelfth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of June 2, 2003 (filed with the Company’s Quarterly Report on Form 10-Q on August 12, 2003).

Thirteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of August 11, 2003 (filed with the Company’s Quarterly Report on Form 10-Q on November 12, 2003).

Fourteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of December 18, 2003 (filed with the Company’s Annual Report on Form 10-K on March 11, 2004).

Fifteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated as of January 31, 2004 (filed with the Company’s Annual Report on Form 10-K on March 11, 2004).

Sixteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated April 15, 2004 (filed with the Company’s Quarterly Report on Form 10-Q on May 7, 2004).

Seventeenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated September 23, 2004 (filed with the Company’s Current Report on Form 8-K dated September 23, 2004).

Eighteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated April 18, 2005  (filed with the Company’s Current Report on Form 8-K dated April 22, 2005).

Nineteenth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated July 8, 2005 (filed with the Company’s Current Report on Form 8-K dated July 14, 2005).

Twentieth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated June 29, 2006 (filed with the Company’s Current Report on Form 8-K, dated July 6, 2006).

Twenty-First Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated July 20, 2006 (filed with the Company’s Current Report on Form 8-K, dated July 26, 2006).

Twenty-Second Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated January 9, 2007 (filed with the Company’s Current Report on Form 8-K, dated January 16, 2007).

Twenty-Third Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated April 6, 2007 (filed with the Company’s Current Report on Form 8-K, dated April 12, 2007).

Twenty-Fourth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated November 2, 2007 (filed with the Company’s Current Report on Form 8-K, dated November 5, 2007).

Twenty-Fifth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated December 31, 2008 (filed with the Company’s Current Report on Form 8-K, dated January 5, 2009).

Twenty-Sixth Amendment to Second Amended and Restated Limited Partnership Agreement of Operating Partnership., dated March 4, 2010 (filed with the Company’s Current Report on Form 8-K dated March 10, 2010).

Twenty-Seventh Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated February 3, 2011 (filed with the Company’s Current Report on Form 8-K dated February 9, 2010).

Twenty-Eighth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated September 15, 2011 (filed with the Company’s Current Report on Form 8-K dated September 16, 2011).

Twenty-Ninth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P. dated June 27, 2012 (filed with the Company’s Current Report on Form 8-K dated June 27, 2012).

Thirtieth Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P. dated July 16, 2013 (filed with the Company’s Current Report on Form 8-K dated July 19, 2013).

Thirty-First Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P. dated September 17, 2013 (filed with the Company’s Current Report on Form 8-K dated September 19, 2013).

Thirty-Second Amendment to Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., dated April 15, 2015 (filed with the Company’s Current Report on Form 8-K dated April 21, 2015).

Amended and Restated Registration Rights Agreement, dated March 16, 1998, for the benefit of certain shareholders of the Company (filed with the Company’s Quarterly Report on Form 10-Q on August 12, 1998).

Registration Rights Agreement, dated May 6, 2013, among the Operating Partnership, the Company, J.P. Morgan Securities LLC and Wells Fargo Securities LLC (filed with the Company’s Current Report on Form 8-K dated May 7, 2013).

Amended, Restated and Consolidated Credit Agreement, dated as of May 6, 2015, by and among Corporate Office Properties, L.P.; Corporate Office Properties Trust; KeyBank National Association; KeyBanc Capital Markets, Inc.; J.P. Morgan Securities LLC; JPMorgan Chase Bank, N.A.; Bank of America, N.A.; PNC Bank, National Association; Royal Bank of Canada; Wells Fargo Bank, National Association; Barclays Bank PLC; Regions Bank; Citizens Bank of Pennsylvania; and Citibank, N.A. (filed with the Company’s Current Report on Form 8-K dated May 12, 2015).

Indenture, dated as of May 6, 2013, among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated May 7, 2013).

Indenture, dated as of September 16, 2013, by and among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated September 19, 2013).

First Supplemental Indenture, dated September 16, 2013, by and among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank National Association, as trustee (filed with Company’s Current Report on Form 8-K dated September 19, 2013).

Second Supplemental Indenture, dated May 21, 2014, by and among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated May 27, 2014).

Third Supplemental Indenture, dated as of June 29, 2015, among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated July 1, 2015).

Term Loan Agreement, dated as of December 17, 2015, by and among Corporate Office Properties, L.P.; Corporate Office Properties Trust; Capital One, National Association, PNC Capital Markets LLC and Regions Capital Markets, a division of Regions Bank, PNC Bank, National Association and Regions Bank (filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated herein by reference).

First Amendment to Term Loan Agreement, dated as of September 15, 2016, by and among Corporate Office Properties, L.P.; Corporate Office Properties Trust; Capital One, National Association, PNC Capital Markets LLC and Regions Capital Markets, a division of Regions Bank, PNC Bank, National Association and Regions Bank (filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30 2016 and incorporated herein by reference).

SCHEDULE V

SUBSIDIARIES - MLB OPINION

Corporate Development Services, LLC

Corporate Office Management, Inc.

Corporate Office Properties, L.P.

COPT Property Management Services, LLC

SCHEDULE VI

SIGNIFICANT SUBSIDIARIES — SAUL EWING ARNSTEIN & LEHR OPINION

Corporate Office Management, Inc.

Corporate Development Services, LLC

Airport Square II, LLC

Corporate Gatespring, LLC

NBP One, LLC

NBP 131, LLC

NBP 135, LLC

7200 Riverwood, LLC

SCHEDULE VII

LIST OF TRUSTEES AND OFFICERS SUBJECT TO LOCK-UP PROVISIONS

Thomas F. Brady

Robert L. Denton

Philip L. Hawkins

U.S. Rear Admiral (Ret.) Elizabeth A. Hight

David M. Jacobstein

Steven D. Kesler

C. Taylor Pickett

Richard Szafranski

Lisa G. Trimberger

Stephen E. Budorick

Anthony Mifsud

Paul R. Adkins

Greg Thor

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

October 30, 2017

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentleman:

As an inducement to Wells Fargo Securities, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of themselves and as representatives for each of the other Underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), to execute the Underwriting Agreement, pursuant to which an offering (the “Offering”) will be made that is intended to result in an orderly market for common shares of beneficial interest (the “Securities”) of Corporate Office Properties Trust, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that from the date hereof and until 30 days after the date of the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become a party, the undersigned will not offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, transfer or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriters.  In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement (this “Agreement”).  Transactions relating to Securities or other securities acquired in open market transactions after the closing of the Offering will not be subject to this Agreement, provided that no filing under the Securities Exchange Act of 1934, as amended (the “1934 Act”), shall be required or shall be voluntarily made in connection with subsequent resales of Securities or other securities acquired in such open market transactions (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 30-day lock-up period).  The transfer of any or all of the Securities owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this Agreement, immediate family shall mean any relation by blood, marriage or adoption, not more remote than first cousin), or in connection with a charitable gift, will not be subject to this Agreement, provided, however, that in any such case it shall be a pre-condition to such transfer that (a) the transferee or donee executes and delivers to the Underwriters a lock-up agreement in form and substance satisfactory to the Underwriters, (b) no filing by any party (transferor, transferee, donor or donee) under the 1934 Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 30-day lock-up period), (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the 1934 Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition and (d) the undersigned notifies the Underwriters at least three business days prior to the proposed transfer or disposition.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 14, 2017.  The undersigned acknowledges and agrees that whether or not any public offering of Securities actually occurs depends on a number of factors, including market conditions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

Very truly yours,

Name:

[Signature Page to Lock-up Agreement]

EXHIBIT B FORM OF ADDITIONAL FORWARD SALE AGREEMENT

[Insert Trade Date]

To:                             Corporate Office Properties Trust

6711 Columbia Gateway Drive, Suite 300

Columbia, MD 21046

From:               Wells Fargo Bank, National Association

375 Park Avenue

New York, NY 10152

Attn:        Structuring Services Group

Telephone No.:             212-214-6101

Facsimile No.:                   212-214-5913

Dear Sirs,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the 2002 ISDA Master Agreement specified below.

1.                                      The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern.  In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation together with the Agreement evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.  For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.                                      The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	Wells Fargo Bank, National Association

Party B:	Corporate Office Properties Trust

Trade Date:

[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Optional Securities (as such term is defined in the Underwriting Agreement) pursuant to Section 3(b) of the Underwriting Agreement.]

Effective Date:

[Insert the Optional Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Optional Securities (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Amount:

Initially, [Insert number of Borrowed Optional Securities (as such term is defined in the Underwriting Agreement) to be sold by the Forward Seller (as such term is defined in the Underwriting Agreement) to the Underwriters (as such term is defined in the Underwriting Agreement) pursuant to Section 3(b)(i) of the Underwriting Agreement] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	April 30, 2019 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:

On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:

USD [Insert the Option Purchase Price (as such term is defined in the Underwriting Agreement) or, if the record date for a dividend occurs between the Effective Date of the Base Confirmation and the Effective Date hereunder and the Option Purchase Price has not been reduced by the amount of such dividend, insert such Option Purchase Price, minus the amount of such dividend] per Share.

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate

For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	0.75%

Forward Price Reduction Date:	December 28, 2017, March 28, 2018, June 28, 2018, September 27, 2018, December 28, 2018, March 28, 2019 and June 27, 2019.

Forward Price Reduction
Amount:

For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I. No Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Shares:	Common shares of beneficial interest, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “OFC”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:

Party A; provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, (i) Party A may designate a nationally or internationally recognized third-party dealer with expertise in over-the-counter corporate equity derivatives (an “Equity Derivatives Dealer”) that is not an Affiliate of Party A and with respect to which no event of the type described in Section 5(a)(vii) of the Agreement is ongoing to replace Party A as Calculation Agent, and (ii) if Party A does not so designate any replacement Calculation Agent by the 10th Exchange Business Day following the date on which a calculation or determination is required to be made hereunder by the Calculation Agent, Party B shall have the right to designate an independent Equity Derivatives Dealer to replace Party A as Calculation Agent and, in each case, the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.  Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

Settlement Terms:

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) three Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement or Net Share Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day, and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:

With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:

Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

For greater clarity, with respect to any Settlement Date (x) in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it has purchased (or, to the extent applicable, unwound derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date and (y) in respect of which Net Share Settlement applies, Party A shall be deemed to have completed unwinding its hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it has purchased (or, to the extent applicable, unwound derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares having an aggregate purchase price equal to the Net Share Settlement Purchase Price for such Settlement Date.

Settlement Notice Requirements:

Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:

Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

The parties hereto acknowledge and agree that they have entered into a substantially identical forward transaction with respect to 8,000,000 Shares pursuant to a confirmation dated as of October 30, 2017 (the “Base Confirmation”). Party A and Party B agree that if Party B designates a Settlement Date under the Base Confirmation and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period under the Base Confirmation coincides for any period of time with an Unwind Period for the Transaction (the “Matching Unwind Period”), then the Unwind Period under this Confirmation shall not commence (or, if the Unwind Period under this Confirmation has already commenced, such

Unwind Period shall be suspended) until the Exchange Business Day immediately following the later of (i) the date Party A actually completes the unwind of its hedge with respect to the Base Confirmation in connection with the designation of such Settlement Date under the Base Confirmation, and (ii) the date the Matching Unwind Period ends.

Suspension Day:

Any Exchange Business Day on which Party A reasonably determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:

Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:

On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, but excluding, such Settlement Date to, and including, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:

For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:

On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:

For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus USD 0.02, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:

On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:

For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Party A actually purchases during the Unwind Period for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price over the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus USD 0.02, multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:

For any Exchange Business Day during the Unwind Period which is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “OFC <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Potential Adjustment Event:	Section 11.2(e) of the 2002 Definitions is hereby amended by deleting clause (iii) thereof.

Method of Adjustment:

Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:

If, in Party A’s commercially reasonable judgment, the actual cost to Party A, over any two month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 75 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such cost exceeded a weighted average rate equal to 75 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of its stock loan costs for the applicable two month period.

Account Details:

Payments to Party A:	Wells Fargo Bank, N.A.
ABA 121-000-248
Internal Acct No. 01020304464228
A/C Name: WFB Equity Derivatives

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	DTC Number: 2072
Agent ID: 52196
Institution ID: 52196

Delivery of Shares to Party B:	To be advised.

Offices:

The Office of Party A for the Transaction is:

Wells Fargo Bank, National Association

375 Park Avenue

New York, NY 10152

The Office of Party B for the Transaction is:                         Inapplicable, Party B is not a Multibranch Party.

3.                                      Other Provisions:

Opinion:

Party B shall deliver to Party A an opinion of counsel, dated as of the Trade Date, with respect to the matters set forth in Section 3(a) of the Agreement and clauses (m) and (n) under the heading “Additional Representations, Warranties and Agreements” set forth below in this Confirmation.  Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated October 30, 2017 among Party B, Corporate Office Properties, L.P., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters, and the Forward Seller and Forward Purchaser party thereto (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel as required pursuant to the provision under the heading “Opinion” above, (iv) the satisfaction of all of the conditions set forth in Section 6 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 8 thereof and (vi) the condition that neither of the following has occurred: (A) Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount or (B) in Party A’s commercially reasonable judgment Party A (or its Affiliate) would incur a cost to borrow a number of Shares equal to the Base Amount of more than a rate equal to 75 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 3(d) of the Underwriting Agreement).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding New York Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B:  Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)         Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)         Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction.  All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange. Party B shall have submitted an application for the listing of the Forward Shares (as defined below) on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Effective Date.  Party B agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

(c)          Party B agrees to provide Party A at least five Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any).  The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the sum of (i) the Base Amount, and (ii) the “Base Amount” as such term is defined in the Base Confirmation, and (2) the denominator of which is the number of Shares outstanding on such day.

(d)         No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws, and (iii) as required by the rules and regulations of the Exchange.

(e)          Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 9.5%.

(f)           Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)          Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash

Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases.

(h)         Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)             Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)            In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)         Party B (i) is capable of evaluating investment risks independently, both in general and with regard to the Transaction; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(l)             Party B agrees it will not treat ownership positions held by Party A or any of its Affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons as constituting Beneficial Ownership or Constructive Ownership (as such terms are defined in Party B’s Amended and Restated Declaration of Trust, as amended from time to time (the “Charter”)) by Party A.

(m)     Party B has all necessary corporate or similar power and authority to execute and deliver the letter agreement among Party B, Party A and Wells Fargo Securities, LLC, as forward seller, entitled “Letter Agreement In Respect Of Wells Fargo Ownership Limitation Calculation,” dated October 30, 2017 (the “Letter Agreement”), and perform its obligations in respect of the Letter Agreement; such execution, delivery and performance have been duly authorized by all necessary corporate or similar action on Party B’s part; and the Letter Agreement has been duly and validly executed and delivered by Party B and constitutes its valid and binding obligation, enforceable against Party B in accordance with its terms.

(n)         Neither the execution and delivery of the Letter Agreement nor the incurrence or performance of obligations of Party B thereunder will (1) conflict with or result in a breach of the Charter or by laws (or any equivalent documents) of Party B, (2) conflict with or result in a breach of any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (3) conflict with, result in a breach of or default under, or result in the creation of any lien under, any agreement or instrument to which Party B or any of its subsidiaries is a party or by which Party B or any of its subsidiaries is bound or to which Party B or any of its subsidiaries is subject, in each case, that is filed as an exhibit to Party B’s Annual Report on Form 10-K for the year ended December 31, 2016 as updated by any subsequent filings.

(o)         Party B acknowledges and agrees that:

(i)             during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)          Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)       Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)      any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)         the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A.  Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)         Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)         In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph solely to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms” prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date.  “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution, or a portion thereof, declared by the Issuer with respect to the Shares that is specified by the board of trustees of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)         Stock Borrow Events.  In the commercially reasonable judgment of Party A (i) Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its Affiliate) would incur an actual cost to borrow a number of Shares equal to the Base Amount of more than a rate equal to 300 basis points per annum (each, a “Stock Borrow Event”);

(b)         Dividends and Other Distributions.  On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A;

(c)          ISDA Early Termination Date.  Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)         Other ISDA Events.  The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law (other than as specified in clause (Y) of the definition thereof) or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date”; or

(e)          Ownership Event.  In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have such an adverse effect), minus (y) 1% of the number of Shares outstanding.

Materially Increased Costs

Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least five Exchange Business Days (or until such earlier date as an agreement is reached) (any such period of negotiation, the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.”  Such amendment may, if agreed by Party A and Party B, result in a Change in Law to which an Acceleration Event applies.  If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Party A and Party B are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in clause (d) under the heading “Acceleration Events” above to the contrary.  The Calculation Agent may, in connection with the designation of a Termination Settlement Date following such Acceleration Event, reduce the Forward Price to compensate Party A for any “materially increased costs” incurred during the relevant Amendment Period.  Any Change in Law that results in an actual cost to Party A of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction that is equal to or less than a rate equal to 300 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” as a result of such cost.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an

Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists.  If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Under no circumstances will Party A be entitled to an adjustment to the terms of the Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A (or its Affiliate) not having borrowed a number of Shares equal to the Base Amount on or before the Effective Date if there has been no change in law or change in the policy of the Securities and Exchange Commission or its staff.

In the event that any Underwriter (as defined in the Underwriting Agreement) that is an Affiliate of Party A has not sold any of its allocation of Borrowed Optional Securities (as defined in the Underwriting Agreement) pursuant to the Registration Statement (as defined in the Underwriting Agreement) with delivery of the Prospectus (as defined in the Underwriting Agreement) to the purchaser thereof on or prior to the later of (i) 90 days from the Effective Date and (ii) the first Settlement Date in respect of which Physical Settlement or Net Share Settlement applies, then the following sentence of clause (i) of the Private Placement Procedures in Annex A shall not be applicable to a number of Restricted Shares equal to the number of Borrowed Optional Securities that have not been so sold by an Affiliate of Party A pursuant to the Registration Statement, and no adjustment to such number of Restricted Shares shall be made in connection with Private Placement Settlement: “In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares.”  In such event, (i) notwithstanding the provisions set forth in paragraph (a) under the heading “Covenants of Party A” above, Party A shall not be required to use such Restricted Shares to return Shares to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation,  (ii) Party A understands that such Shares will be “restricted securities” (as such term is defined in Rule 144 under the Securities Act), and (iii) Party A shall only be permitted to sell, transfer or dispose of such Shares in accordance with applicable securities laws.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below).  For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares.  For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information  For purposes of the Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of Wells Fargo Bank, National Association and does not include Ms. Mary Lou Guttmann, Mr. Michael D. Golden, Ms. Jenny M. Dahlen or Mr. Andrew R. Ralston (or any other person or persons designated from time to time in writing to Party B by the Compliance Group of Party A).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than [     ](1) Shares (such number of Shares, the “Forward Shares”) to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

Transfer and Assignment:

The provisions of Section 7 of the Agreement shall apply to the Transaction. Notwithstanding the immediately preceding sentence, Party A may, without the prior written consent of Party B, assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A (i) whose obligations hereunder and under the Agreement are guaranteed by Party A or (ii) that has a rating for its long-term, unsecured and unsubordinated indebtedness or a long-term issuer rating that is equal to or better than the rating for Party A’s long-term, unsecured and unsubordinated indebtedness or Party A’s long-term issuer rating, as the case may be, at the time of such

(1)  To be a number of Shares equal to two times the initial Base Amount.

assignment or transfer so long as, in each case, at the time of such assignment or transfer, (a) such assignee or transferee is organized under the laws of the United States or any State thereof; (b) Party B will not, as a result of such assignment or transfer, be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (c) Party B will not, as a result of such assignment or transfer, receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer; and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates (each, a “Designee”) to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such Designee may assume such obligations.  Party A shall be discharged of its obligations to Party B only to the extent of performance by a Designee; Party A shall otherwise remain fully liable to Party B for all of its obligations under this Confirmation.

Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s negligence or willful misconduct.

Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:
Applicable

4.                                      The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral.  Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.  In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 9.5% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [      ](2) Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 9.5% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares.  If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares or any other class of voting securities of Party B concurrently deliverable to Party A pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Section 16 Percentage would not exceed 9.5% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher

(2)  Insert a number of Shares equal to 4.9% of the outstanding Shares on the date on which the Transaction is executed.

number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except (i) as set forth above under “Extraordinary Dividends,” (ii) in circumstances where cash settlement is within Party B’s control (including, without limitation, where Party B elects to deliver or receive cash or where Party B has made a Private Placement Settlement in accordance with Annex A unavailable due to the occurrence of events within its control) or (iii) in those circumstances in which holders of Shares would also receive cash.  For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Party B as a result of breach of this Confirmation.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)         Addresses for Notices.  For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Notwithstanding anything to the contrary in the Agreement, all notices to Party A in connection with the Transaction are effective only upon receipt of email message to CorporateDerivativeNotifications@wellsfargo.com.

Address for notices or communications to Party B:

Address:	Corporate Office Properties Trust
6711 Columbia Gateway Drive, Suite 300
Columbia, MD 21046
Attention:	General Counsel
Telephone No.:	(443) 285-5400
Email:	david.finch@copt.com

(b)         Waiver of Right to Trial by Jury.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation.  Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)         the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)         a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)          Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)         all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

If Party A is a bank regulated by the Federal Deposit Insurance Corporation, (i) Party A recognizes and intends that this Transaction is, and shall constitute, a “qualified financial contract” as that term is defined in 12 U.S.C. §1821(e)(8)(d)(i), as the same may be amended, modified, or supplemented from time to time; and (ii) Party A represents and warrants that it is authorized by appropriate corporate action under applicable law to enter into the Transaction as evidenced by the execution of this Confirmation by an officer of Party A at the level of vice president or higher.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Tax Matters:

(a)         Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Sections 3(f) and 3(g) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)         Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Party A and Party B make the following representations:

(i)             The following representations will apply to Party A:

A.                                    Party A is a national banking association organized or formed under the laws of the United States and is an exempt recipient under U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).

(ii)          The following representations will apply to Party B:

A.                                    Party B is a corporation for U.S. federal income tax purposes.

B.                                    Party B is a “U.S. person” (as that term is used in section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and a real estate investment trust that is an exempt recipient under U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(c)          Agreements to Deliver Documents. For the purpose of Section 4(a)(i) of the Agreement, Party A and Party B each agrees to deliver, as applicable, (i) in the case of Party A, a completed and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto) and (ii) in the case of Party B, a complete and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto), in each case (x) promptly upon execution of this Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become obsolete or incorrect.

(d)         Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.

(e)          “Tax” as used in this “Tax Matters” section and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) and (ii) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretation thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

(f)           Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4) and 2(d)(ii)(1) of the Agreement and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.

(g)          In connection with entering into this Confirmation, neither Party B nor any Affiliate thereof will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to the Shares.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to CorporateDerivativeNotifications@wellsfargo.com.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Accepted and confirmed as
of the date first above written:

CORPORATE OFFICE PROPERTIES TRUST

By:
Name:
Title:

[Signature Page to Additional Forward Confirmation]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)                                     If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply.  The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A.  In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares.  Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i).  For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)                                  If Party B delivers any Restricted Shares in respect of the Transaction, unless it is advised in writing by outside counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the Trade Date, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).